INDEX SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated November 16, 2020)	Registration Statement Nos. 333-250103 333-250103-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

Underlying Indices and Underlying Index Publishers Information

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may from time to time offer and sell securities linked to an index or a weighted basket of components. This index supplement describes potential indices to which the securities may be linked. Additional terms that will generally apply to the securities are described in the accompanying product supplement or preliminary pricing supplement.

This index supplement supplements the terms described in the accompanying product supplement or preliminary pricing supplement and the accompanying prospectus. Separate preliminary terms or a separate pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the description of the relevant index or indices specified below. If the terms described in the relevant preliminary terms or pricing supplement are inconsistent with those described herein or in any accompanying product supplement or the accompanying prospectus, the terms described in the relevant preliminary terms or pricing supplement will control. In addition, if this index supplement and any accompanying product supplement contains information relating to the same index to which the securities are linked, the information contained in the document with the most recent date will control.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

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Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” in the relevant preliminary terms or pricing supplement, the accompanying product supplement and the accompanying prospectus.

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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this index supplement, the accompanying product supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this index supplement, the applicable pricing supplement, any accompanying product supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

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MORGAN STANLEY

November 16, 2020

We have derived all information contained in this index supplement regarding any specified index, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, from publicly available information. Such information reflects the policies of, and is subject to change by, the publisher of the applicable specified index, whom we refer to as the underlying index publisher. Each specified index is developed, calculated and maintained by its respective underlying index publisher. Neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to any specified index or underlying index publisher in connection with the securities offered pursuant to this index supplement, the applicable preliminary terms or preliminary pricing supplement, any applicable product supplement and the prospectus. We cannot give any assurance that all events occurring prior to the date of any offering of such securities (including events that would affect the accuracy or completeness of the publicly available information described in this paragraph or in the applicable pricing supplement) that would affect the value of any specified index have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any call date with respect to such securities and therefore the trading prices of such securities. The underlying index publisher is under no obligation to continue to publish the applicable specified index and may discontinue publication of the applicable specified index at any time.

We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the component stocks of any specified index without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers or one or more of the indexes listed below. These research reports may or may not recommend that investors buy or hold the securities of such issuers or securities linked to such indexes. As a prospective purchaser of offered securities, you should undertake an independent investigation of the issuers of the component stocks of the specified index and of the specified index itself to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any offered securities.

In this index supplement, unless the context requires otherwise, references to any specific specified index listed below will include any successor index to such specified index and references to the underlying index publisher will include any successor thereto.

As used in this index supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Risk Factors

For risk factors specific to the relevant index, please see the sections titled “Risk Factors” in the relevant preliminary terms or preliminary pricing supplement and any accompanying product supplement.

NYSE Arca China Index

The NYSE Arca China Index is a modified equal weighted index composed of selected publicly traded stocks and American Depositary Receipts, or ADRs, of companies with significant exposure to the Chinese economy. The NYSE Arca China Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 19, 2003. The NYSE Arca China Index is calculated and maintained by ICE Data Indices, LLC (“IDI”), which is the index publisher. The value of the NYSE Arca China Index will be disseminated every 15 seconds to the ICE Data Global Index Feed, or ICE Data GIF, between the hours of approximately 9:30 a.m. and 4:00 p.m. U.S. Eastern Time.

Eligibility Criteria for NYSE Arca China Index Components. The NYSE Arca China Index includes companies that have significant exposure to the Chinese economy and are listed for trading on the New York Stock Exchange, NYSE American, or quoted on the NASDAQ and are reported NMS securities. To be included in the NYSE Arca China Index, companies must have a market capitalization greater than $75 million, or if weighing less than 10% of the index, at least a market capitalization of $50 million, and have at least 1,000,000 shares traded volume over each of the last six months.

NYSE Arca China Index Calculation. The NYSE Arca China Index is calculated using a modified equal weight methodology. Each security is placed into one of three tiers, top five and bottom five by market capitalization and those securities that are between the top and bottom. The top five securities are weighted such that the two with the largest market capitalization are set to fifteen percent (15%) and the next three are set to nine percent (9%), representing a combined fifty-seven percent (57%) of the NYSE Arca China Index. The bottom five securities are equally weighted to represent ten percent (10%) of the NYSE Arca China Index or two percent each (2%). The securities not in the top five or bottom five are equally weighted to represent thirty-three percent (33%) of the NYSE Arca China Index.

Quarterly Updates to the NYSE Arca China Index. Changes to the NYSE Arca China Index compositions and/or the component share weights in the NYSE Arca China Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance. At the time of the NYSE Arca China Index quarterly rebalance, the weights for the component stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures. The NYSE Arca China Index is reviewed quarterly to ensure that the selection and weightings of the component stocks continue to reflect as closely as possible the universe of stocks that meet the initial NYSE Arca China Index requirements. The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replace one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the index to which the group relates. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca China Index are determined based upon current shares outstanding modified, if necessary, to provide greater index diversification, as described in the NYSE Arca China Index Calculation section above. The NYSE Arca China Index components and their share weights are determined after the close of trading on the third Friday of March, June, September, and December. The share weight of each component stock in the NYSE Arca China Index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the NYSE Arca China Index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews.

Maintenance of the NYSE Arca China Index. In the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The index publisher may substitute stocks or change the number of stocks included in the index based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the NYSE Arca China Index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca China Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

In this index supplement, unless the context requires otherwise, references to the NYSE Arca China Index will include any Successor NYSE Arca China Index and references to the index publisher will include any successor to the index publisher.

The NYSE Arca China Index (CZH) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca China Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold BUGS® Index

The NYSE Arca Gold BUGS® Index (the “Gold BUGS Index”) is calculated and maintained by the index publisher, ICE Data Indices, LLC (“IDI”). The Gold BUGS Index is a modified equal dollar weighted index of companies involved in gold mining. It was designed to provide significant exposure to near term movements in gold prices by including companies that do not hedge their gold production beyond 1.5 years. The Gold BUGS Index was developed on March 15, 1996 with a base value of 200.00. Adjustments are made quarterly after the close of trading on the third Friday of March, June, September and December so that each component stock represents its assigned weight in the Gold BUGS Index. The value of the Gold BUGS Index is published every 15 seconds to the ICE Data Global Index Feed (“ICE Data GIF”) under the ticker symbol “HUI” between the hours of approximately 9:30 a.m. and 4:00 p.m., U.S. Eastern Time.

Computation of the Gold BUGS Index. The Gold BUGS Index is calculated using a modified equal-dollar weighting methodology under which the majority of stocks in the Gold BUGS Index are equally weighted. Three of the largest component securities by market capitalization are assigned higher percentage weights in the Gold BUGS Index at the time of the quarterly rebalancing and the remaining index components are given an equal percentage weight. The Gold BUGS Index has a scheduled quarterly rebalance after the close of trading on the third Friday of March, June, September and December, so that each component stock is represented at approximately its assigned weight in the Gold BUGS Index. The newly adjusted portfolio becomes the basis for the Gold BUGS Index’s value effective on the first trading day following the quarterly adjustments. If necessary, a divisor adjustment is made to ensure continuity of the Gold BUGS Index’s value.

Modifications to the Common Stocks Underlying the Gold BUGS Index. The index publisher has changed, and may at any time change, the number or assigned weighting of the component stocks by adding or deleting one or more component stocks, or replace one or more component stocks with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Gold BUGS Index. However, in order to reduce turnover in the Gold BUGS Index, the index publisher generally attempts to combine additions and deletions to the Gold BUGS Index with a scheduled rebalancing. The index publisher may change the composition of the Gold BUGS Index at any time to reflect the conditions of the gold mining industry and to ensure that the component stocks continue to represent the gold mining companies. The number of shares of each component stock in the Gold BUGS Index portfolio remain fixed between quarterly reviews, except in the event of certain types of corporate actions such as the payment of a dividend, other than an ordinary cash dividend, stock distribution, stock split, reverse stock split, rights offering, or a distribution, reorganization, recapitalization, or some such similar event with respect to a component stock. When the Gold BUGS Index is adjusted between quarterly reviews for such events, the number of shares of the relevant component stock will be adjusted, to the nearest whole share, to maintain the component stock’s relative weight in the Gold BUGS Index at the level immediately prior to the corporate action. The Gold BUGS Index may also be adjusted in the event of a merger consolidation, dissolution or liquidation of an issuer of a component stock. In the event of a stock replacement, the average dollar value of the remaining component stocks that are assigned the lower Gold BUGS Index weight will be calculated and that amount invested in the new component stock to the nearest whole share.

The NYSE Arca Gold BUGS Index (HUI) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca Gold BUGS Index, or for the manner in which it is applied in connection with the Transaction.

NYSE Arca Gold Miners Index

The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver ore. The NYSE Arca Gold Miners Index includes common stocks, American Depositary Receipts and Global Depositary Receipts of selected companies that are involved in mining for gold and silver ore and that are listed for trading on and electronically quoted on a major stock market that is accessible by foreign investors, which specifically includes those companies classified as being cross listed. Only companies with market capitalization greater than $750 million that have a daily average trading volume of at least 50,000 shares and a daily average value traded of at least $1 million over the past three months are eligible for inclusion in the NYSE Arca Gold Miners Index. The index divisor was initially determined to yield a benchmark value of 500.00 at the close of trading on December 19, 2002. The value of the NYSE Arca Gold Miners Index will be disseminated every 15 seconds to the ICE Data Global Index Feed (“ICE Data GIF”) between the hours of approximately 7:45 p.m., U.S. Eastern Time, and 7:00 p.m. the next day.

The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

(1) the weight of any single component stock may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

(2) the component stocks are split into two subgroups–large and small, which are ranked by their unadjusted market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having an index weight greater than or equal to 5%. Small securities are defined as having an index weight below 5%; and

(3) the aggregate weight of those component stocks which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 45% of the total index value.

The NYSE Arca Gold Miners Index is calculated, published and maintained by ICE Data Indices, LLC (“IDI”), which is the index publisher. NYSE Arca Gold Miners Index is reviewed quarterly so that the index components continue to represent the universe of companies involved in the gold and silver mining industry. The index publisher may at any time and from time to time change the number of stocks comprising the group by adding or deleting one or more stocks, or replacing one or more stocks contained in the group with one or more substitute stocks of its choice, if in the index publisher’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

NYSE Arca Hong Kong 30 IndexTM

The NYSE Arca Hong Kong 30 IndexTM is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange (the “HKSE”), designed to reflect the movement of the Hong Kong stock market as a whole. The NYSE Arca Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The NYSE Arca Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the NYSE Arca Hong Kong 30 Index. The securities composing the NYSE Arca Hong Kong 30 Index are selected based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE. ICE Data Indices, LLC (“IDI”), which is the index publisher, will require that each NYSE Arca Hong Kong 30 Index component security is listed for trading on the HKSE and have its primary trading market located in a country with which the index publisher has an effective surveillance sharing agreement. The index publisher will remove any NYSE Arca Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 3 days after such a failure occurs. To ensure that the NYSE Arca Hong Kong 30 Index does not consist of a number of thinly-capitalized, low-priced securities with small public floats and low trading volumes, the index publisher has established additional listing and maintenance criteria:

•     All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$387 million);

•     All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three NYSE Arca Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

•     All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50 (approximately US$0.32); and

•     All component securities selected for inclusion in the NYSE Arca Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

The NYSE Arca Hong Kong 30 Index’s component securities are reviewed on a quarterly basis, conducted at the close of trading on the third Friday in March, June, September and December. Any NYSE Arca Hong Kong 30 Index component stock failing this quarterly review is replaced by a “qualified” NYSE Arca Hong Kong 30 Index component stock effective upon the open of the first trading day after the review of the composition. The index publisher will notify its membership two trading days before the effective date.

The NYSE Arca Hong Kong 30 Index is maintained by ICE Data Indices, LLC (“IDI”) and contains at least thirty component stocks at all times. The index publisher may change the composition of the NYSE Arca Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of NYSE Arca Hong Kong 30 Index component securities in the NYSE Arca Hong Kong 30 Index falls below thirty, no new option series based on the NYSE Arca Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the Securities Exchange Act of 1934 reflecting such change.

The NYSE Arca Hong Kong 30 Index (HKX) is sponsored by, and is a service mark of, Intercontinental Exchange, Inc. or its affiliates (“Intercontinental Exchange”).

Intercontinental Exchange in no way sponsors, endorses or is otherwise involved in the transactions specified and described in this document (the “Transaction”) and Intercontinental Exchange disclaims any liability to any party for any inaccuracy in the data on which the Index is based, for any mistakes, errors, or omissions in the calculation and/or dissemination of the NYSE Arca Hong Kong 30 Index, or for the manner in which it is applied in connection with the Transaction.

DAXglobal® Russia+ Index

The DAXglobal® Russia+ Index (the “Russia+ Index”) is intended to give investors an efficient, modified market capitalization-weighted investment designed to track the movements of certain Russian American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and shares, which are traded on the London Stock Exchange, the New York Stock Exchange as well as on the Hong Kong Stock Exchange. Additionally, shares listed at the Moscow Interbank Currency Exchange can be included in the index, but are taken into consideration only if no ADRs or GDRs exist for the corresponding constituent or the ADRs/GDRs do not fulfill the liquidity criteria. The Russia+ Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading on December 21, 2001. The Russia+ Index is calculated and maintained by Deutsche Börse AG, the index publisher. Any new constituent of the Russia+ Index must have an average daily value traded (“ADVT”) of at least $1.2 million over the last six months as well as over each of the last two months and a market capitalization of at least $180 million and an aggregated trading volume of at least 300,000 shares per month for each of the last 6 months. For present constituents of the Russia+ Index, a 6-month ADVT of $0.8 million, a market capitalization of $120 million and an aggregated trading volume (for each of the previous 6 months) of 200,000 shares are required.

The Russia+ Index is weighted based on the market capitalization of each of the component stocks, modified according to the following capping method:

Step A            All companies will be capped at a maximum of 8% by the single capitalization limit method.

Step B             The companies will then be ranked from largest to smallest (in case more than one company has the weight of 8% after Step A, the original weight is taken to determine the order among these companies).

Step C            Maximal weights are determined for the largest 6 companies according to Step B. For the largest 6 companies, the maximum weights allowed are 8%, 7.5%, 7%, 6.5%, 6% and 5%. All further stocks will be capped down to a maximum weight of 4.5%.

Step D            Step C is repeated until all constituents fulfill the restrictions listed under Step C.

Maintenance of the Russia+ Index

The Russia+ Index is reviewed quarterly and the recomposition of the Russia+ Index takes place semi-annually on the third Friday in March and September. Component securities will be removed from the Russia+ Index, if the market capitalization falls below $120 million, the traded average daily turnover for the previous six months is lower than $0.8 million or if the an aggregated trading volume (for each of the previous 6 months) falls below 200,000 shares.

EURO STOXX 50® Index

The EURO STOXX 50® Index was created by STOXX® Limited, a part of Qontigo, which is a wholly owned subsidiary of Deutsche Börse AG. Publication of the EURO STOXX 50® Index began on February 26, 1998 with a base value of 1,000 as of December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website. The EURO STOXX 50® Index is reported by Bloomberg Financial Markets under ticker symbol “SX5E.”

EURO STOXX 50® Index Composition and Maintenance. The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders among the 20 STOXX supersectors, which includes stocks selected from 11 Eurozone countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors.

The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 sector leaders from within the EURO STOXX Index.

The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the index’s total free float market capitalization.

The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50® Index Calculation. The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the EURO STOXX 50® Index divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization, free float factor and weighting cap factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

The divisor for the EURO STOXX 50® Index is adjusted to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1)	Cash dividend (applied to Total Return indices only):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(2)	Special cash dividend (applied to Price and Total Return indices):
Adjusted price = closing price – announced dividend * (1 – withholding tax)
Divisor: decreases
(3)	Split and reverse split:
Adjusted price = closing price * A/B
New number of shares = old number of shares * B / A
Divisor: no change
(4)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
(5)	Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change
(6)	Stock dividend from treasury stock or redeemable shares (if treated as extraordinary dividend):
Adjusted close = close - close * B / (A + B)
Divisor: decreases
(7)	Stock dividend of another company:
Adjusted price = (closing price * A - price of other company * B) / A
Divisor: decreases
(8)	Return of capital and share consideration:
Adjusted price = (closing price - dividend announced by company * (1-withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases
(9)	Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares ) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares)
New number of shares = old number of shares - number of tendered shares
Divisor: decreases
(10)	Spin-off:
Adjusted price = (closing price * A - price of spun-off shares * B) / A
Divisor: decreases
(11)	Combination stock distribution (dividend or split) and rights offering:
For this corporate action, the following additional assumptions apply:
• Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held
• If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * ( 1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A
Divisor: increases
- If stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price = (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B +C) / A
Divisor: increases
(12)	Addition / deletion of a company:
No price adjustments are made. The net change in market capitalization determines the divisor adjustment.
(13)	Free Float and shares changes:
No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

The securities are not sponsored, endorsed, sold or promoted by STOXX Limited. STOXX Limited makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly. The EURO STOXX 50® Index is determined, composed and calculated by STOXX Limited without regard to Morgan Stanley or the securities. STOXX Limited has no obligation to take the needs of Morgan Stanley or the owners of the securities into consideration in determining, composing or calculating the EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. STOXX Limited has no obligation or liability in connection with the administration, marketing or trading of the securities.

STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF.

“EURO STOXX 50®” and “STOXX®” are registered trademarks of STOXX Limited. The securities are not sponsored, endorsed, sold or promoted by STOXX Limited, and STOXX Limited makes no representation regarding the advisability of investing in the securities.

Dow Jones Industrial AverageSM

The Dow Jones Industrial AverageSM, which we refer to as the DJIA, is a price-weighted index composed of 30 common stocks selected by a committee (the “Averages Committee”), which is published by S&P, as representative of the broad market of U.S. industry. The DJIA is reported by Bloomberg Financial Markets under ticker symbol “INDU.” S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (“CME”) (27% owner), owner of CME Group Index Services LLC, the former owner of the DJIA.

The index universe is defined as all securities in the S&P 500 that produce non-transportation and non-utility goods and services. The definition of industrial is kept intentionally broad to provide an indicator that reflects the performance of the entire U.S. economy.

While there are no rules for component selection, a stock typically is added only if it has an excellent reputation, demonstrates sustained growth, is of interest to a large number of investors and accurately represents the sector(s) covered by the average. The DJIA serves as a measure of the entire U.S. market such as financial services, technology, retail, entertainment and consumer goods and is not limited to traditionally defined industrial stocks.

The DJIA is maintained by the Averages Committee comprised of S&P staff as well as non-S&P staff as minority members. The DJIA is reviewed as needed, and composition changes are rare for the sake of continuity. Generally, composition changes occur only after mergers, corporate acquisitions or other dramatic shifts in a component’s core business. When such an event necessitates that one component be replaced, the entire index is reviewed. As a result, when changes are made they typically involve more than one component.

The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits and other corporate actions. The current divisor of the DJIA is published daily in newspapers, on television and radio, and over the internet. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your investment.

Computation of the DJIA. The level of the DJIA is the sum of the primary exchange prices of each of the 30 component stocks included in the DJIA, divided by a divisor that is designed to provide a meaningful continuity in the level of the DJIA. Because the DJIA is price-weighted, stock splits or changes in the component stocks could result in distortions in the DJIA level. In order to prevent these distortions related to extrinsic factors, the divisor is periodically changed in accordance with a mathematical formula that reflects adjusted proportions within the DJIA. The current divisor of the DJIA is published daily in the Wall Street Journal and other publications. In addition, other statistics based on the DJIA may be found in a variety of publicly available sources.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session. The formula used to calculate divisor adjustments is:

New Divisor = Current Divisor ×	Adjusted Sum of Prices
Unadjusted Sum of Prices

The Dow Jones Industrial Average Index is a product of S&P or its affiliates (“SPDJI”), and has been licensed for use by Morgan Stanley.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  Any securities issued by Morgan Stanley or MSFL are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in securities issued by Morgan Stanley affiliates particularly or the ability of the index to track general market performance.  S&P Dow Jones Indices’ only relationship to Morgan Stanley with respect to the index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors.  The index is determined, composed and calculated by S&P Dow Jones Indices without regard to Morgan Stanley or the securities.  S&P Dow Jones Indices has no obligation to take the needs of Morgan Stanley or the owners of securities into consideration in determining, composing or calculating the index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of securities or the timing of the issuance or sale of securities or in the determination or calculation of the equation by which securities are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of securities. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MORGAN STANLEY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

“Dow JonesSM,” “DJIASM” and “Dow Jones Industrial AverageSM” are service marks of Dow Jones Trademark Holdings LLC and have been licensed to CME and sublicensed for use for certain purposes by Chicago Board Options Exchange, Incorporated. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

FTSETM 100 Index

The FTSETM 100 Index is calculated, published, and disseminated by FTSE International Limited (“FTSE Russell”), a company wholly owned by the London Stock Exchange Plc (the “LSE”).

The FTSE 100 Index was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE Russell indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters.

The FTSE 100 Index is a market-capitalization weighted index representing the performance of the 100 largest UK-domiciled blue chip companies, which pass screening for size and liquidity. Stocks are free-float weighted to ensure that only the investable opportunity set is included in the FTSE 100 Index. FTSE 100 Index constituents are all traded on the London Stock Exchange’s SETS trading system. As of July 2020, to be eligible for inclusion in the FTSE 100 Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Companies already included in the FTSE 100 Index have a grandfathering period to comply with this requirement, or they will be removed from the FTSE 100 Index in September 2022.

FTSE Russell, the publisher of the FTSE 100 Index, is responsible for calculating, publishing and disseminating the FTSE 100 Index. The FTSE 100 Index is overseen by FTSE Russell’s Europe/Middle East/Africa Regional Equity Advisory Committee (the “FTSE EMEA Committee”).

FTSE Russell can add, delete or substitute the stocks underlying the FTSE 100 Index or make other methodological changes that could change the value of the FTSE 100 Index. FTSE Russell may discontinue or suspend calculation or dissemination of the FTSE 100 Index. The FTSE EMEA Committee reviews the FTSE 100 Index underlying stocks quarterly in March, June, September and December in order to maintain compliance with the index objectives.

Changes to the constituents can be prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE 100 Index underlying stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market value. Where a greater number of companies qualify to be inserted in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

The FTSE 100 Index is calculated by summing the free float adjusted market values (or capitalizations) of all FTSE Underlying Stocks within the index divided by the divisor. On the base date, the divisor is calculated as the sum of the market capitalizations of the FTSE Underlying Stocks divided by the initial index value of 1,000. The divisor is subsequently adjusted for any capital changes in the FTSE Underlying Stocks. In order to minimize and/or prevent discontinuities in the FTSE 100 Index in the event of a corporate action or change in constituents, adjustments are made to the prices used to calculate the FTSE 100 Index with the goal of ensuring that the change in the FTSE 100 Index between two consecutive dates reflects only market movements rather than including change due to the impact of corporate actions or constituent changes. These adjustments are made in an attempt to ensure that the values of the FTSE 100 Index remain comparable over time and that changes in the level of the FTSE 100 Index properly reflect the change in value of a portfolio of FTSE Underlying Stocks with weights the same as in the FTSE 100 Index.

All rights to the FTSE 100 Index are owned by the FTSE Russell, the publisher of the FTSE 100 Index. Morgan Stanley disclaims all responsibility for the calculation or other maintenance of or any adjustments to the FTSE 100 Index. In addition, neither the LSE nor FTSE Russell has any relationship to Morgan Stanley or the securities. Neither the LSE nor the FTSE Russell sponsors, endorses, authorizes, sells or promotes the securities, or has any obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the payment at maturity.

These securities are not in any way sponsored, endorsed, sold or promoted by FTSE Russell or by LSE and neither FTSE Russell or LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE Russell. However, neither FTSE Russell or LSE shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and neither FTSE Russell or LSE or shall be under any obligation to advise any person of any error therein.

“FTSETM,” “FTSE Russell” and “FootsieTM” are trademarks of the London Stock Exchange Group Plc.

FTSE China 50 Index

The FTSE China 50 Index is a stock index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), a company wholly owned by the London Stock Exchange Group Plc (the “LSE”), and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the Hong Kong Stock Exchange (“HKSE”).

Investors globally use the FTSE China 50 Index (previously named the FTSE China 25 Index and the FTSE/Xinhua China 25 Index) to gain exposure to the Chinese markets. The index consists of the 50 largest and most liquid Chinese stocks (Red Chips, “P Chips” and H shares) listed and trading on HKSE. H Shares are the securities of companies incorporated in the People’s Republic of China and listed on HKSE. They can only be traded by Chinese investors under the Qualified Domestic Institutional Investors scheme (QDII). There are no restrictions for international investors. Red Chip companies are incorporated outside of the PRC that trade on the HKSE. A Red Chip is a company that has at least 30 per cent of its shares in aggregate held directly or indirectly by mainland Chinese entities, and at least 50 percent of their sales revenue or operating assets derived from mainland China. P Chip companies are companies incorporated outside of the PRC that trade on HKSE. A P Chip company is controlled by individuals from mainland China, with the establishment and origin of the company in mainland China and at least 50 percent of its revenue or assets derived from mainland China.

Eligible Securities. Only H-shares, Red Chip shares, and “P Chips” shares are eligible for inclusion in the FTSE China 50 Index. Each security must be a current constituent of the FTSE All-World Index. All classes of equity in issue are eligible for inclusion in the FTSE China 50 Index subject to certain restrictions. Convertible preference shares and loan stocks are excluded until converted. Companies whose business is that of holding equity and other investment instruments will not be eligible for inclusion. Securities must be sufficiently liquid to be traded. The following criteria are used to ensure that illiquid securities are excluded:

a)	Price - The FTSE Asia Pacific Regional Equity Advisory Committee must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. The FTSE Asia Pacific Regional Equity Advisory Committee may exclude a security from the FTSE China 50 Index if it determines that an ‘accurate and reliable’ price is not available. The FTSE China 50 Index uses the last trade prices from the relevant stock exchanges, when available.
b)	Liquidity - Each security is tested for liquidity on a semi-annual basis in March and September by calculation of its median daily trading volume per month as part of the FTSE All-World Index review. The median trade is calculated by ranking each daily trade total and selecting the middle ranking day. Daily totals with zero trades are included in the ranking; therefore a security that fails to trade for more than half of the days in a month will have a zero median trade.

The FTSE China 50 Index is overseen by the FTSE Russell Asia Pacific Regional Equity Advisory Committee.

Computation of the FTSE China 50 Index. The FTSE China 50 Index is calculated using the free float index calculation methodology of FTSE Russell. The FTSE China 50 Index is calculated using the following algorithm:

N å i = 1	(pi × ei × si × fi × ci)
d

Where “i” equals 1, 2,…., N, “N” is the number of securities in the index, “pi” is the latest trade price of the component security, “ei” is the exchange rate required to convert the security’s home currency into the FTSE China 50 Index’s base currency, “si” is the number of shares of the security in issue, “fi” is the free float factor published by FTSE Russell, applicable to such security, to be applied to the security to allow amendments to its weighting, “ci” is the capping factor published by FTSE Russell at the most recent quarterly review of the FTSE China 50 Index, and “d” is the divisor, a figure that represents the total issued share capital of the FTSE China 50 Index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE China 50 Index.

The FTSE China 50 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE Russell subjects the following to free floating restrictions: (i) holdings directly owned by state, regional, municipal and local governments; (ii) holdings held by public companies or by non-listed subsidiaries of public companies; (iii) holdings by directors, senior executives and managers of the company and their families and direct relations and by companies with which they are affiliated; (iv) holdings by founders, promoters, former directors, venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert of 10% or greater (such shares will remain restricted until the holding falls below 10%); (v) holdings by companies with non-negotiable shares that have not yet been converted following the A Share reform; (vi) holdings by employee share plans; holdings by sovereign wealth funds of 10% or greater (such shares will remain restricted until the holding falls below 10%); (vii) shares held for publicly announced strategic reasons; (viii) shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted; (ix) and non-tradeable A shares subject to lock-in clauses (for the duration of the clause). For clarity, the following holdings are not considered as restricted free float: portfolio holdings less than 30% (such as pension and insurance funds), nominee holdings, investment company holdings less than 30%, and holdings by ETFs. Such free float restrictions are calculated using available published information.

In order to calculate the free float of a company, FTSE Russell will screen all publicly available shareholder information, regardless of the size of holding, and identify them as either restricted or unrestricted holdings. Free float weighting is calculated using available published information rounded to 12 decimal places. Companies with a free float of 5% or below are excluded from the index. Capping is applied to the constituents of the FTSE China 50 Index at each review so that:

• All companies that have a weight greater than 4.5% in aggregate are no more than 38% of the index.

• No individual company in the index has a weight greater than 9% of the index.

Foreign ownership limits, if any, are applied after calculating the actual free float restriction as described above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied.

The FTSE China 50 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE China 50 Index. Implementation of any changes takes place after the close of trading on the third Friday in March, June, September and December. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE China 50 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.

The securities are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited or by the London Stock Exchange Group Plc and neither FTSE International Limited or LSE makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE China 50 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE China 50 Index is compiled and calculated solely by FTSE International Limited. However, neither FTSE International Limited nor LSE shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE China 50 Index and neither FTSE International Limited nor LSE shall be under any obligation to advise any person of any error therein.

“FTSETM,” “FTSE Russell” and “FootsieTM” are trademarks of the London Stock Exchange Group Plc.

Hang Seng Index

The Hang Seng Index was developed, and is calculated, maintained and published, by Hang Seng Indexes Company Limited (formerly HSI Services Limited), a wholly owned subsidiary of the Hang Seng Bank, and was first calculated and published on November 24, 1969. The Hang Seng Index is a free float-adjusted market capitalization weighted stock market index of the Hong Kong Stock Exchange (“HKSE”) and purports to be an indicator of the performance of the Hong Kong stock market.

Only companies with a primary listing on the Main Board of the HKSE are eligible to be constituents of the Hang Seng Index.

To be eligible for selection in the Hang Seng Index, a company: (1) must be among those that constitute the top 90% of the total market capitalization of all primary shares listed on the HKSE (market capitalization is expressed as an average of the past 12 months, and for companies with a listing history of less than 12 months, the market capitalization will be the average of the past month-end market capitalizations since listing); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months (listing history from overseas exchanges does not count) or meet certain other requirements. From the candidates, final selections are based on the following: (1) the market capitalization and turnover rankings of the companies; (2) the representation of the sub-sectors within the Hang Seng Index directly reflecting that of the market; and (3) the financial performance of the companies. The Hang Seng Index is reviewed quarterly. A constituent of the Hang Seng Index will be removed from the Hang Seng

Index and replaced by a suitable candidate if it has been suspended from trading for a long period and it is believed that its shares are unlikely to resume trading in the near future.

Calculation Methodology. The calculation methodology of the Hang Seng Index uses a free float-adjusted market capitalization weighting. Under this calculation methodology, shares held by any entities (excluding custodians, trustees, mutual funds and investment companies) which control more than 5% of the shareholdings would be considered as non-freefloat and are excluded from index calculation. The freefloat-adjusted factor (“FAF”), representing the proportion of shares that is freefloated as a percentage of the issued shares, is rounded up to the nearest 1% for FAFs below 10% and otherwise to the nearest 5% for index calculation. FAFs are reviewed quarterly. For companies with more than one class of shares, FAF will be calculated separately for each class of shares.

The Hang Seng Index is calculated using a free float-adjusted market capitalization weighted methodology with a cap of 5% on secondary-listed constituents, a cap of 5% on weighted voting rights (“WVR”) constituents and a cap of 10% on other constituents.

The weightings of the constituents will be derived in the following manner:

(1)	Initial weightings of the constituents are derived in accordance with the free float-adjusted market capitalization and are capped at 10%.

(2)	Any excessive weightings will be re-distributed to constituents with weightings less than 10% in proportion to their original weightings in step (1).

(3)	Step (2) will be repeated until no constituent has a weighting higher than 10%.

(4)	If, subsequent to the re-distribution, WVR or secondary-listed constituents with weightings more than 5% emerge, they will be capped at 5% and the excessive weightings will be re-distributed to WVR or secondary-listed constituents with weightings less than 5% and other constituents with weightings less than 10% in proportion to their redistributed weightings in step (3).

(5)	Step (4) will be repeated until no constituent has a weighting higher than the corresponding cap level of 5% for secondary-listed constituents, 5% for WVR constituents and 10% for other constituents.

“Hang Seng® Index” is a trademark of Hang Seng Indexes Company Limited. Hang Seng Indexes Company Limited has no obligation to the Hang Seng Index in connection with the issuance of certain securities. Morgan Stanley is not affiliated with Hang Seng Indexes Company Limited.

The Hang Seng Index is published and compiled by Hang Seng Indexes Company Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name “Hang Seng® Index” is proprietary to Hang Seng Data Services Limited. Neither Hang Seng Indexes Company Limited nor Hang Seng Data Services Limited warrants or represents or guarantees to any broker or holder of the securities or any other person the accuracy or completeness of the Hang Seng Index and its computation or any information related thereto and no warranty or representation or guarantee of any kind whatsoever relating to the Hang Seng Index is given or may be implied. The process and basis of computation and compilation of the Hang Seng Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by Hang Seng Indexes Company Limited without notice. No responsibility or liability is accepted by Hang Seng Indexes Company Limited or Hang Seng Data Services Limited in respect of the use of and/or reference to the Hang Seng Index by Morgan Stanley in connection with the securities, or for any inaccuracies, omissions, mistakes or errors of Hang Seng Indexes Company Limited in the computation of the Hang Seng Index or for any economic or other loss which may be directly or indirectly sustained by any broker or holder of the securities for any other person dealing with the securities as a result thereof and no claims, actions or legal proceedings may be brought against Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited in connection with the securities in any manner whatsoever by any broker, holder or other person dealing with the securities. Any broker, holder or other person dealing with the securities does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on Hang Seng Indexes Company Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and Hang Seng Indexes Company Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

KOSPI 200 Index

The KOSPI 200 Index is a market capitalization based index and was developed as an underlying index for derivatives products (index futures and index options) traded on the Korea Exchange. The calculation of the value of the KOSPI 200

Index (discussed below in further detail) is based on the relative value of the aggregated current Market Value (as defined below) of the common stocks of 200 companies (the “Constituent Stocks”) as of a particular time as compared to the aggregated average Market Value of the common stocks of 200 companies at the base date of January 3, 1990. The current “Market Value” of any Constituent Stock is the product of the market price per share and the number of the then outstanding shares of such Constituent Stock. Korea Exchange (“KRX”) chooses companies for inclusion in the KOSPI 200 Index with an aim of accurately representing overall market movement. KRX may from time to time, in its sole discretion, add companies to, or delete companies from, the KOSPI 200 Index to achieve the objectives stated above. The KOSPI 200 Index selects stocks of companies that belong to one of nine industry groups. The capitalization requirement ensures the high percentage of market capitalization of Constituent Stocks against the total. Eligible securities for the KOSPI 200 Index are the common stocks listed on the KOSPI market as of the final trading day in the second month preceding rebalancings (“screening base date”), excluding;

•	Administrative issues or issues scheduled to be delisted;

•	Collective investment institutions, foreign securities, or depository receipts (DRs);

•	Companies investing in real estate, ship, or social infrastructure, mutual funds (MFs), or special purpose acquisition companies (SPACs);

•	Issues of which free-float rate is under 10%;

•	Companies listed on the KOSPI market for six months or less excluding any of the following;

1) A company of which listing is transferred to the KOSPI market from the KOSDAQ market and combined period of listing on the two markets is more than a year; or

2) A company added to the index prior to the screening base date as a spun-off company in the case of a constituent’s spinoff, or a constituent company as of the screening base date after being added to the index prior to the screening base date as an exceptional addition of a newly listed issue.

Basic selection criteria are the average daily market capitalization and the average daily trading value of an eligible company. In the case of a stock which has been reclassified under a different industry group, such stock is grouped with the newly classified industry group.

The Constituent Stocks are chosen on the basis of rank order of average monthly market capitalization, while ensuring that the accumulated market capitalization of a stock is at least 85% of the total market capitalization of the same industry group. The number of stocks selected is considered as is the number of Constituent Stocks chosen from the same industry group. However, a stock is excluded if its ranking of annual trading value is below 85% of the same industry group, and a stock that satisfies the trading value requirement is chosen from among the stocks whose market capitalization is ranked next.

Notwithstanding the above criteria, a stock whose market capitalization is within the top 50 of its industry group may be included in the constituents. The Index Committee makes the decision while taking into account such factors as the percentage of market capitalization of the industry group to the total and the liquidity of such stock.

To ensure that the KOSPI 200 Index accurately represents the overall market movement, its Constituent Stocks are realigned as the need arises. There are two types of realignments: periodic realignment and special realignment. Periodic realignment takes place regularly once a year, on the trading day following the day which is the last trading day of June contracts of both the index futures and index options. Special realignment takes place at the time when a stock has to be excluded from the constituents as a result of, for instance, delisting, designation as administrative issue or a merger.

The method of periodic realignment is similar to the method used for selection of Constituent Stocks. However, to maintain constancy of the KOSPI 200 Index, a replacement stock must both satisfy the criteria for selection of Constituent Stocks, and its ranking of market capitalization should be within 90% of total market capitalization of the constituents of the same industry group. However, even if an existing Constituent Stock does not satisfy the criteria for selection of Constituent Stocks, such stock remains a constituent as long as its ranking of market capitalization is within 110% of the market capitalization of the constituents. In the case of a stock with a market capitalization ranking that has reached 90% of the total market capitalization of the constituents of the same industry group, such stock is excluded unless there is an existing Constituent Stock whose ranking falls below 110% of the constituents.

Special realignment is carried out by choosing a stock from a replacement list prepared beforehand in a priority order by industry group. In the event that the replacement list includes no stock for a specific industry, a stock is chosen from the manufacturing industry group.

In cases where there is an initial listing of a stock that is deemed to have high liquidity and is worthy in terms of its impact on KOSPI 200 Index, a Constituent Stock is merged into non-Constituent Stock or a company is established as result of merger between the constituent, it is possible to include before the periodic realignment date.

The level of the KOSPI 200 Index reflects the total current Market Value of all 200 Constituent Stocks relative to the base index of the KOSPI 200 Index as of the base date of January 3, 1990 (the “Base Index.”), which is 100. An indexed number is used to represent the results of this calculation.

The actual aggregate Market Value of the Constituent Stocks at the base date (the “KOSPI 200 Base Market Value”) has been set. In practice, the calculation of the KOSPI 200 Index is computed by dividing the total current aggregated Market Value of the Constituent Stocks by the KOSPI 200 Base Market Value and then multiplying by the Base Index of 100.

In order to maintain the consistency of the KOSPI 200 Index, the Market Value and KOSPI 200 Base Market Value can be readjusted. Readjustment includes changing the KOSPI 200 Base Market Value when there is an event, such as a distribution of rights or dividends, that affects the stock price, in order to equalize the stock price index on the day before the event and the stock price index on the day of the event. The following formula is used:

Current Market Value on the day before the change	=	Current Market Value on the day before the change	+	Amount of Change in the Value
Old Market Value		New KOSPI 200 Base Market Value

Current Market Value increases or decreases when there is a rights offering a new listing, a delisting or merger. Therefore, to maintain consistency, the KOSPI 200 Base Market Value is adjusted when there is a change in current Market Value, using the following formula:

New KOSPI 200 Base Market Value	=	Old Market Value	x	Current Market Value on the day before the change	+	Amount of change in the current Market Value
Current Market Value on the day before the change

KRX has put in place the Index Committee to manage the KRX indices in an impartial and objective manner. The Committee, mostly consisting of experts from outside of KRX, reviews how benchmark indices are managed. KRX also runs the Index Management Committee, consisting of KRX staff who have expertise in indices, to manage the KRX indices other than benchmark indices and to review the application of a corporate action to the indices.

Although KRX currently employs the above methodology to calculate the KOSPI 200 Index, we cannot assure you that KRX will not modify or change this methodology in a manner that may affect the return on your investment.

The KOSPI 200 Index is selected, compiled, coordinated, arranged and prepared by KRX, respectively, through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by KRX. KOSPI 200 Index and the KOSPI marks are the exclusive property of KRX, that KRX has and retains all property rights therein (including, but not limited to trademarks and copyrights) and that the KOSPI 200 Index and its compilation and composition and changes therein are in the complete control and sole discretion of KRX.

MSCI International Equity Indices

MSCI International Equity Indices are calculated, published and disseminated daily by MSCI Inc. (“MSCI”), through numerous data vendors, on the MSCI website and a majority of them in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI International Equity Indices are calculated for 80 countries globally in the developed, emerging and frontier markets. The MSCI International Equity Indices include, among others, MSCI EAFE Index, MSCI Emerging Markets Index, MSCI Europe Index, MSCI World Index, MSCI World Real Estate Index, MSCI Australia Index, MSCI Belgium Index, MSCI Brazil Index, MSCI France Index, MSCI Italy Index, MSCI Japan Index, MSCI Pacific Ex-Japan Index, MSCI Singapore Index, MSCI Spain Index, MSCI Switzerland Index, MSCI Taiwan Index and MSCI USA Index. MSCI implemented enhancements to the methodology of the MSCI International Equity Indices in May 2008. In an attempt to provide broader coverage of the equity markets, MSCI moved from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and segments. MSCI combined the MSCI Global Standard and MSCI Global Small Cap Indices to form the MSCI Global Investable Market Indices, segmented by region/country, size (large, mid and small cap), value/growth styles and Global Industry Classification Standard (“GICS®”) sectors/industries. The MSCI Global Standard and MSCI Global Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the MSCI Global Investable Market Indices methodology. The transition was completed at the end of May 2008. For more details, please see “– MSCI Global Investable Market Indices Methodology.”

Certain securities traded outside of their country of classification (i.e., “foreign listings”) are eligible for inclusion in certain MSCI Country Investable Market Indexes within the MSCI Global Investable Market Indices. Foreign listings are eligible to represent securities only from countries that meet the Foreign Listing Materiality Requirement. To meet the Foreign Listing Materiality Requirement, the aggregate market capitalization of all securities represented by foreign listings should represent at least (i) 5% of the free float-adjusted market capitalization of the relevant MSCI Country Investable Market Index and (ii) 0.05% of the free-float adjusted market capitalization of the MSCI ACWI (All Country World Index) Investable Market Index.

MSCI EAFE Index®

The MSCI EAFE Index® is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada. As of July 2020, the MSCI EAFE Index consisted of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. The MSCI EAFE Index includes components from all countries in Europe, Australia and the Far East that are designated by MSCI as Developed Markets. The MSCI EAFE Index was developed with a base value of 100 as of December 31, 1969. The MSCI EAFE Index is reported by Bloomberg Financial Markets under ticker symbol “MXEA.”

MSCI Emerging Markets IndexSM

The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index that is designed to measure the equity market performance of emerging markets. As of July 2020, the MSCI Emerging Markets Index consisted of the following 26 emerging market country indices: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets Index includes components from all countries designated by MSCI as Emerging Markets. The MSCI Emerging Markets Index was developed with a base value of 100 as of December 31, 1987. The MSCI Emerging Markets Index is reported by Bloomberg Financial Markets under ticker symbol “MXEF.”

MSCI Europe IndexSM

The MSCI Europe IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the developed markets in Europe. As of July 2020, the MSCI Europe Index consisted of the following 15 developed market country indices: Austria, Belgium, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The MSCI Europe Index was developed with a base value of 100 as of December 31, 1998. The MSCI Europe Index is reported by Bloomberg Financial Markets under ticker symbol “MXEU.”

MSCI All Country World IndexSM

The MSCI All Country World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed and emerging markets. As of July 2020, the MSCI All Country World Index consisted of 49 country indices comprising 23 developed and 26 emerging market country indices. The developed market country indices included are: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The emerging market country indices included are: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, Saudi Arabia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI All Country World Index was developed with a base value of 100 as of December 31, 1987. The MSCI All Country World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWD.”

MSCI World IndexSM

The MSCI World IndexSM is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. As of July 2020, the MSCI World Index consisted of the following 23 developed market country indices: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States. The MSCI World Index was developed with a base value of 100 as of December 31, 1969. The MSCI World Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO.”

MSCI World Real Estate IndexSM

The MSCI World Real Estate IndexSM is a sub-index of the MSCI World Index and represents only securities in the GICS Real Estate Industry Group. The MSCI World Real Estate Index was developed with a base value of 100 as of December 31, 1998. The MSCI World Real Estate Index is reported by Bloomberg Financial Markets under ticker symbol “MXWO0RE.”

MSCI Australia IndexSM

The MSCI Australia IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Australian equity market and to represent Australian companies that are available to investors worldwide. Securities listed on the Australian Securities Exchange are eligible for inclusion in the MSCI Australia Index. The MSCI Australia Index was developed with a base value of 100 as of December 31, 1969. The MSCI Australia Index is reported by Bloomberg Financial Markets under ticker symbol “MXAU.”

MSCI Belgium IndexSM

The MSCI Belgium IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Belgian equity market and to represent Belgian companies that are available to investors worldwide. Securities listed on the Euronext are eligible for inclusion in the MSCI Belgium Index. The MSCI Belgium Index was developed with a base value of 100 as of December 31, 1998. The MSCI Belgium Index is reported by Bloomberg Financial Markets under ticker symbol “MXBE.”

MSCI Brazil IndexSM

The MSCI Brazil IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Brazilian equity market and to represent Brazilian companies that are available to investors worldwide. Securities listed on the Sao Paulo Stock Exchange are eligible for inclusion in the MSCI Brazil Index. The MSCI Brazil Index was developed with a base value of 100 as of December 31, 1987. The MSCI Brazil Index is reported by Bloomberg Financial Markets under ticker symbol “MXBR.”

MSCI France IndexSM

The MSCI France IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the French equity market and to represent French companies that are available to investors worldwide. Securities listed on the Euronext are eligible for inclusion in the MSCI France Index. The MSCI France Index was developed with a base value of 100 as of December 31, 1998. The MSCI France Index is reported by Bloomberg Financial Markets under ticker symbol “MXFR.”

MSCI Italy IndexSM

The MSCI Italy IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Italian equity market and to represent Italian companies that are available to investors worldwide. Securities listed on the Borsa Italiana (formerly known as the Italian Stock Exchange) are eligible for inclusion in the MSCI Italy Index. The MSCI Italy Index was developed with a base value of 100 as of December 31, 1998. The MSCI Italy Index is reported by Bloomberg Financial Markets under ticker symbol “MXIT.”

MSCI Japan IndexSM

The MSCI Japan IndexSM is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Japanese securities listed on the Tokyo Stock Exchange, JASDAQ and the Nagoya Stock Exchange. The MSCI Japan Index is constructed based on the MSCI Global Investable Market Indices Methodology, targeting a free-float market capitalization coverage of 85%. The index has a base date of December 31, 1987 with a base value of 100 as of December 31, 1969. The MSCI Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXJP.”

MSCI Pacific Ex-Japan IndexSM

The MSCI Pacific Ex-Japan IndexSM is a free float-adjusted market capitalization weighted index designed to measure the equity market performance of the developed markets in the Pacific region, excluding Japan. As of June 2020, the MSCI Pacific Ex-Japan Index consisted of the following 4 developed market country indices: Australia, Hong Kong, New Zealand and Singapore. The MSCI Pacific Ex-Japan Index was developed with a base value of 100 as of December 31, 1969. The MSCI Pacific Ex-Japan Index is reported by Bloomberg Financial Markets under ticker symbol “MXPCJ.”

MSCI Singapore IndexSM

The MSCI Singapore IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Singaporean equity market and to represent Singaporean companies that are available to investors worldwide. Securities listed on the Singapore Exchange are eligible for inclusion in the MSCI Singapore Index unless the securities are listed on the Singapore Exchange’s “Watch-list”. The MSCI Singapore Index was developed with a base value of 100 as of December 31, 1969. The MSCI Singapore Index is reported by Bloomberg Financial Markets under ticker symbol “MXSG.”

MSCI Spain IndexSM

The MSCI Spain IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Spanish equity market and to represent Spanish companies that are available to investors worldwide. Securities listed on the Madrid Stock Exchange are eligible for inclusion in the MSCI Spain Index. The MSCI Spain Index was developed with a base value of 100 as of December 31, 1998. The MSCI Spain Index is reported by Bloomberg Financial Markets under ticker symbol “MXES.”

MSCI Switzerland IndexSM

The MSCI Switzerland IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the Swiss equity market and to represent Swiss companies that are available to investors worldwide. Securities listed on the SIX Swiss Exchange are eligible for inclusion in the MSCI Switzerland Index. The MSCI Switzerland Index was developed with a base value of 100 as of December 31, 1969. The MSCI Switzerland Index is reported by Bloomberg Financial Markets under ticker symbol “MXCH.”

MSCI Taiwan IndexSM

The MSCI Taiwan IndexSM is a free-float adjusted market capitalization weighted index that is designed to track the equity market performance of Taiwanese securities listed on the Taiwan Stock Exchange or the Taipei Exchange. Securities listed on an exchange’s “Altered-Trading-Method” category are ineligible for inclusion. The MSCI Taiwan Index is constructed based on the MSCI Global Investable Market Indices Methodology, targeting a free-float market capitalization coverage of 85%. The MSCI Taiwan Index has a base date of December 31, 1987. The MSCI Taiwan Index is reported by Bloomberg Financial Markets under ticker symbol “TAMSCI.”

MSCI USA IndexSM

The MSCI USA IndexSM is a free float-adjusted market capitalization index intended to reflect the sectoral diversity of the United States equity market and to represent United States companies that are available to investors worldwide.

Securities listed on the New York Stock Exchange, NASDAQ and NYSE American are eligible for inclusion in the MSCI USA Index. The MSCI USA Index was developed with a base value of 100 as of December 31, 1969. The MSCI USA Index is reported by Bloomberg Financial Markets under ticker symbol “MXUS.”

MSCI Global Investable Market Indices Methodology

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) identifying eligible equity securities and classifying those eligible securities into the appropriate country (defining the “Equity Universe”); (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market (determining the “Market Investable Equity Universe” for each market); (iii) determining market capitalization size-segments for each market; (iv) applying index continuity rules for an index that includes 85% ± 5% of the Market Investable Equity Universe (the “MSCI Standard Index”); (v) creating style segments within each size-segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (“GICS®”).

Defining the Equity Universe

(i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in countries which are classified as either developed markets (“Developed Market” or “DM”) or emerging markets (“Emerging Market” or “EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds (U.S. Business Development Companies are eligible), exchange-traded funds, equity derivatives, limited partnerships structured to be taxed as limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (REITs) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) is classified in one and only one country, which allows for sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by (i) identifying an eligible listing for each security in the Equity Universe and (ii) applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i) “Equity Universe Minimum Size Requirement”: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. To determine this minimum size requirement, the companies in the DM Equity Universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the DM Equity Universe is calculated at each company. When the cumulative free float-adjusted market capitalization coverage of 99% of the sorted Equity Universe is achieved, the full market capitalization of the company at that point defines the Equity Universe Minimum Size Requirement.

(ii) Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii) DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. A minimum liquidity level of 20% of 3-month Annualized Traded Value Ratio (“ATVR”) and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developed Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depositary Receipt if it is trading in the same geographical region. Depositary Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month

ATVR, 3-month ATVR and 3-month Frequency of Trading. In addition, securities with stock prices above USD 10,000 fail the liquidity screening unless it is already a constituent of the MSCI Global Investable Market Indices.

(iv) Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the MSCI Standard Index’s ability to fully and fairly represent the characteristics of the underlying market.

(v) “Minimum Length of Trading Requirement”: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large IPOs and large primary / secondary offerings of non index-constituents are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a quarterly or semi-annual index review.

(vi) Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit (FOL) to be eligible for inclusion in a Market Investable Equity Universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size-Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size-Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size-segment; (ii) determining the Global Minimum Size Range for each size-segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size-segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index. The application of this requirement involves the following steps:

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

When the index continuity rule is in effect, the market size-segment cutoff is set at 0.5 times the global minimum size reference for the Standard Index rather than the full market capitalization of the smallest company in that market’s Standard Index.

Creating Style Indices within Each Size-Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard (“GICS®”)

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P Dow Jones Indices LLC, the GICS. The GICS entails four levels of classification: (1) sector; (2) industry group; (3) industries; and (4) sub-industries. Under the GICS, each company is assigned to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Index Maintenance

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i) Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size-Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating Foreign Inclusion Factors (“FIFs”) and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size-Segment and Global Value and Growth Indices. During each SAIR, the equity universe is updated and the global minimum size range is recalculated for each size-segment. Among other index maintenance activities, for each market, new equity securities are identified and tested for inclusion in the relevant index, and existing component securities are evaluated to ensure they meet the revised requirements for inclusion in the relevant index.

(ii) Quarterly Index Reviews (“QIRs”) in February and August (in addition to the SAIRs in May and November) of the Size-Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size-Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size-Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size-segment.

(iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

All changes resulting from corporate events are announced prior to their implementation in the MSCI indices.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, between 5:30 p.m. and 6:00 p.m., U.S. Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing at least 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation in the MSCI indices.

For Standard Index constituents, a more descriptive text announcement is sent to clients for significant events that meet any of the following criteria:

•	Additions and deletions of constituents.

•	Changes in free float-adjusted market capitalization equal to or larger than USD 5 billion, or with an impact of at least 1% of the constituent’s underlying country index.

If warranted, MSCI Inc. may make additional announcements for events that are complex in nature and for which additional clarification could be beneficial.

IPOs and Other Early Inclusions. Early inclusions of large IPOs in the MSCI Standard Index Series are announced no earlier than the first day of trading and no later than before the opening of the third day of trading in the market where the company has its primary listing. Early inclusions of already listed securities following large secondary offerings of new and/or existing shares are announced no earlier than shortly after the end of the offer period.

GICS®. Non-event related changes in industry classification at the sub-industry level are announced at least two weeks prior to their implementation as of the close of the last U.S. business day of each month. MSCI announces GICS changes twice a month, the first announcement being made on the first U.S. business day of the month and the second one being made at least ten U.S. business days prior to the last U.S. business day of the month. All GICS changes announced in a given month will be implemented as of the close of the last U.S. business day of the month.

Index Calculation

Price Index Level

The MSCI indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, the level of the relevant MSCI index level is obtained by applying the change in the market performance to the previous period level for such MSCI index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 ×	IndexAdjustedMarketCapUSDt IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt IndexInitialMarketCapUSDt

Where:

•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Index of Price in Local Currency

The Security Index of Price is distributed in MSCI daily and monthly security products. It represents the price return from period to period by utilizing the concept of an index of performance with an arbitrary base value. The index of price is fully adjusted for capital changes and is expressed in local currency.

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 ×	SecurityAdjustedMarketCapForLocalt SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

EndOfDayNumberOfSharest -1 × PricePerSharet × InclusionFactort × PAFt FXratet-1	×	ICIt ICIt-1

SecurityInitialMarketCapUSDt =	EndOfDayNumberOfSharest -1 × PricePerSharet-1 × InclusionFactort FXratet-1

Where:

•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•	InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor (“PAF”) of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Index Market Capitalization

IndexAdjustedMarketCapUSDt =

å s ε I,t	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt
FXratet

IndexAdjustedMarketCapForLocalt =

å s ε I,t	(	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort × PAFt	×	ICIt	)
		FXratet-1		ICIt-1

IndexInitialMarketCapUSDt =

å s ε I,t	End of Day Number of Sharest-1 × Price Per Sharet × Inclusion Factort
FXratet-1

Where:

•	EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•	InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•	ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira, ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

 Corporate Events

Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

For U.S. mergers and acquisitions, where the delisting date for the acquired security is not available in advance and the completion of the transaction may be delayed due to, for example, the existence of financing conditions, MSCI will wait until the official announcement of the completion of the deal to delete the security and will give advance notice before the deletion. However, if the delisting date for the acquired security is not available in advance, and the transaction is not subject to any financing conditions, MSCI will delete such securities shortly after the relevant shareholders’ approvals, provided that all other conditions required for completion of the transaction have been met. If the deletion of securities after the official announcement of the completion of a deal results in deleting securities after they have ceased trading. MSCI will use the following deletion prices:

•	the last traded price before the delisting if the acquisition is for cash; or

•	a calculated price based on the terms of the acquisition and the market share price of the acquirer if the acquisition is for shares or cash and shares.

Tender Offers. In tender offers, the acquired or merging security is generally deleted from the MSCI indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced below 15% of shares outstanding that are available for purchase in the public equity markets by international investors (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. These estimates are typically based on public information provided by the parent company, including amongst others the spin-off prospectus and estimates from brokers.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or Domestic Inclusion Factors (“DIFs”) are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing at least 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Index Review following the completion of the event. For public secondary offerings of existing constituents representing at least 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the following regularly scheduled Index Review. Secondary offerings involve the distribution of existing shares of current shareholders in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period. For U.S. securities, increases in number of shares and changes in FIFs and/or DIFs resulting from primary equity offerings and from secondary offerings representing at least 5% of the security’s number of shares will be implemented as soon as practicable after the offering is priced. Generally, implementation takes place as of the close of the same day that the pricing of the shares is made public. If this is not possible, the implementation will take place as of the close of the following trading day.

Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post-event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Optional Dividends. In the case of an optional dividend, the company offers shareholders the choice of receiving the dividend either in cash or in shares. However, shareholders electing the cash option may receive the dividend consideration in cash or shares, or some combination of cash and shares. These dividends are a common practice in the U.S. For dividend reinvestment purposes, MSCI assumes that investors elect the cash option, therefore the dividend is reinvested in the MSCI Daily Total Return Indices and price adjustment is not necessary (if the dividend is less than 5% of the cum market price of the underlying security). In the event that shareholders electing the cash option receive the dividend distribution in shares, or a combination of cash and shares, MSCI will increase the number of shares accordingly after results have been officially communicated, with two full business days’ notice.

Suspensions, Delistings and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors, and companies that fail stock exchange listing requirements with announcements of delisting from the stock exchanges. MSCI will delete from the MSCI Equity Indexes after 50 business days of suspension, where feasible, securities of companies facing financial difficulties (e.g., liquidity issues, debt repayment issues, companies under legal investigation) with at least two business days’ advance notice. Subsequently, if and when these securities resume normal trading, they may be considered as a potential addition to the MSCI Indexes at the next scheduled Semi-Annual Index Review based on the rules described in the section 3.1 of the MSCI Global Investable Market Indexes Methodology Book. In certain cases, when the financial situation of companies may not be transparent to the public, after 50 business days of suspension, MSCI may keep these companies longer in the Indexes and may delete them at one of the following Index Reviews.

Securities of companies suspended due to pending corporate events (e.g., merger, acquisition, etc.), will continue to be maintained in the MSCI Indices until they resume trading regardless of the duration of the suspension period. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Certain MSCI Indices are Subject to Currency Exchange Risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of certain MSCI indices, investors in the securities linked to such MSCI indices will be exposed to currency exchange rate risk. Exposure to currency changes will depend on the extent to which the relevant currency strengthens or weakens against the U.S. dollar. The devaluation of the U.S. dollar against the applicable currency will result in an increase in the value of the relevant index. Conversely, if the U.S. dollar strengthens against such currency, the value of such index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the indices, and any negative currency impact on the indices may significantly decrease the value of the securities. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different than the return on the indices which are converted into U.S. dollars.

THE SECURITIES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY OF ITS AFFILIATES, ITS OR THEIR DIRECT OR INDIRECT THIRD PARTY INFORMATION SOURCES OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARKS OF MSCI. THE SECURITIES HAVE NOT BEEN REVIEWED OR PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR MANAGER OF OR INVESTORS IN THE SECURITIES OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN ANY FINANCIAL PRODUCT GENERALLY OR IN THE SECURITIES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING MARKET PERFORMANCE. THE MSCI INDEXES ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE SECURITIES OR THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE SECURITIES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE AMOUNT OR TYPE OF CONSIDERATION INTO WHICH THE SECURITIES ARE REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF, OR INVESTORS IN, THE SECURITIES OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE SECURITIES OR OTHERWISE.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE ISSUER, OFFEROR, PROMOTER, SPONSOR OR MANAGER OF THE SECURITIES, INVESTORS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE), CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES.

NO PURCHASER, SELLER OR HOLDER OF INTERESTS IN THE SECURITIES, OR ANY OTHER PERSON OR ENTITY, MAY USE OR REFER TO ANY MSCI TRADE NAME, TRADEMARK OR SERVICE MARK TO SPONSOR,

ENDORSE, MARKET OR PROMOTE THE SECURITIES OR USE ANY MSCI INDEX WITHOUT FIRST CONTACTING MSCI TO DETERMINE WHETHER MSCI’S PERMISSION IS REQUIRED.

The foregoing disclaimers and limitations of liability in no way modify or limit any disclaimers or limitations of liability, or any representations or warranties, made by Morgan Stanley elsewhere in this document to prospective or actual purchasers of or investors in the securities.

“MSCI EAFE Index®”, “MSCI Emerging Markets IndexSM”, “MSCI Europe IndexSM”, “MSCI World IndexSM”, “MSCI World Real Estate IndexSM”, “MSCI Australia IndexSM”, “MSCI Belgium IndexSM”, “MSCI Brazil IndexSM”, “MSCI France IndexSM”, “MSCI Italy IndexSM”, “MSCI Japan IndexSM”, “MSCI Pacific Ex-Japan IndexSM”, “MSCI Singapore IndexSM”, “MSCI Spain IndexSM”, “MSCI Switzerland IndexSM”, “MSCI Taiwan IndexSM” and “MSCI USA IndexSM” are trademarks or service marks of MSCI. The securities are not sponsored, endorsed, sold or promoted by MSCI and MSCI makes no representation regarding the advisability of investing in the securities.

NASDAQ-100 Index®

All information regarding the NASDAQ-100 Index® (the “NASDAQ-100 Index”) set forth in this index supplement reflects the policies of, and is subject to change by, NASDAQ, Inc. (“NASDAQ”, formerly The Nasdaq Stock Market, Inc. and the NASDAQ OMX Group, Inc.). The NASDAQ-100 Index was developed by NASDAQ and is calculated, maintained and published by NASDAQ. The NASDAQ-100 Index is reported by Bloomberg Financial Markets under ticker symbol “NDX.”

Index Calculation. First published in January 1985 with a base value of 125, the NASDAQ-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC (“NASDAQ”). The NASDAQ-100 Index includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index equals the aggregate value of the then-current NASDAQ-100 Index share weights of each of the NASDAQ-100 Index component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index value. The divisor serves the purpose of scaling such aggregate value (otherwise in the trillions) to a lower order of magnitude which is more desirable for NASDAQ-100 Index reporting purposes. If trading in a NASDAQ-100 Index security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a NASDAQ-100 Index security is halted on its primary listing market before the market is open.

The formula for the value of the NASDAQ-100 Index is as follows:

Aggregate adjusted market value of the NASDAQ-100 Index
divisor

The formula for the divisor is as follows:

Divisor	=	Market value after adjustments	×	divisor before adjustments
Market value before adjustments

Initial Eligibility Criteria. To be eligible for initial inclusion in the Nasdaq-100 Index®, a security must meet the following criteria:

•	the issuer of the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

•	a security must be issued by a non-financial company;

•	a security may not be issued by an issuer currently in bankruptcy proceedings;

•	a security must have an average daily trading volume of at least 200,000 shares in the previous three months (measured annually during the ranking review process described below);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured during the ranking review process);

•	the issuer of the security may not have entered into a definitive agreement or other arrangement where the transaction is determined to be highly probable and would likely result in the security no longer being Nasdaq-100 Index® eligible;

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and

•	the security must have “seasoned” on the Nasdaq, NYSE or CBOE. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria. In addition, to be eligible for continued inclusion in the Nasdaq-100 Index®, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;

•	the security must be issued by a non-financial company;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured during the ranking review process);

•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

•	the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of Nasdaq-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security. These Nasdaq-100 Index® eligibility criteria may be revised from time to time by Nasdaq.

Index Maintenance. The securities in the NASDAQ-100 Index are monitored every day by NASDAQ with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. NASDAQ has adopted the following quarterly scheduled weight adjustment procedures with respect to such changes. If the change in total shares outstanding arising from such corporate action is greater than or equal to 10.0%, such change is made to the NASDAQ-100 Index on the evening prior to the effective date of such corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index share weights for such NASDAQ-100 Index component securities are adjusted by the same percentage amount by which the total shares outstanding have changed in such NASDAQ-100 Index component securities.

Additionally, NASDAQ may periodically (ordinarily, several times per quarter) replace one or more component securities in the NASDAQ-100 Index due to mergers, acquisitions, bankruptcies or other market conditions, or due to delisting if an issuer chooses to list its securities on another marketplace, or if the issuers of such component securities fail to meet the criteria for continued inclusion in the NASDAQ-100 Index.

The NASDAQ-100 Index share weights are also subject, in certain cases, to a rebalancing (see “Rebalancing of the NASDAQ-100 Index for Modified Capitalization-Weighted Methodology” below). Ordinarily, whenever there is a change in the NASDAQ-100 Index share weights or a change in a component security included in the NASDAQ-100 Index, NASDAQ adjusts the divisor to assure that there is no discontinuity in the value of the NASDAQ-100 Index which might otherwise be caused by such change. All changes are announced in advance and are reflected in the NASDAQ-100 Index prior to market open on the effective date.

Annual Ranking Review. The composition of the securities underlying the NASDAQ-100 Index is, save under extraordinary circumstances, reviewed on an annual basis (the “annual ranking review”). Securities which meet the eligibility criteria described above are ranked by market value using their closing prices as of the end of October and publicly available statements of total shares outstanding submitted through the end of November. Eligible securities that remain ranked in the top 100 eligible securities based on market capitalization are retained in the NASDAQ-100 Index. Securities that rank between 101 and 125 are also retained, provided that such securities were ranked in the top 100 eligible securities as of the previous annual ranking review. Securities not meeting such criteria are replaced with securities that are eligible but not currently included in the NASDAQ-100 Index in order of largest market capitalization. Generally, the list of deletions and additions to be made pursuant to annual ranking reviews is publicly announced by NASDAQ by means of a press release in early December, with such replacements made effective after the close of trading on the third Friday in December. Moreover, a security that fails to meet the criteria for continued inclusion will be replaced with the largest market capitalization security not currently included in the NASDAQ-100 Index. In all cases, a security is removed from the NASDAQ-100 Index at its last sale price.

Index Rebalancing. On a quarterly basis coinciding with the quarterly scheduled index share adjustment procedures in March, June and September, the Nasdaq-100 Index® will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceeds 48.0% of the Nasdaq-100 Index®.

If either one or both weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all stocks with weights greater than 4.5% will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 40.0%.

On an annual basis coinciding with the annual evaluation in December, the Nasdaq-100 Index® will be rebalanced if it is determined that the “collective weight” of the five largest component securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index®. In addition, a special rebalancing of the Nasdaq-100 Index® may be conducted at any time if it is determined necessary to maintain the integrity of the Nasdaq-100 Index®.

If the weight distribution requirement is met upon the annual evaluation or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

If the “collective weight” of the five largest Nasdaq-100 Index® securities by weight, when added together, exceeds 40.0% of the Nasdaq-100 Index® at the time of the annual evaluation, those top five securities will be scaled down proportionately towards 1.0% for the “collective weight,” so adjusted, to be set to 38.5%. The excess weight due to capping from the five largest, capped securities is redistributed to the remaining securities. Thereafter, all other securities are capped at 4.5% and the weight is proportionally redistributed to all securities that have not yet been capped.

In the event of a special rebalance, either coinciding with the quarterly review or annual evaluation (or at any other point in time where necessary), prior month-end shares outstanding and prices for each security in the Nasdaq-100 Index® are utilized to calculate the weights that require capping and the associated index shares. If a special rebalance were to occur in accordance with the quarterly scheduled index adjustment or annual evaluation, the index weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last day in February, May, August and November. Changes to the index weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the divisor is made to ensure continuity of the Nasdaq-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current index weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

At the quarterly rebalancing, data are cut off as of the previous month-end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date.

The securities are not sponsored, endorsed, sold or promoted by NASDAQ (including its affiliates) (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The NASDAQ-100 Index® is determined, composed and calculated by NASDAQ without regard to us or the securities. NASDAQ has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing, prices, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN sTANLEY, OWNERS OF THE securities, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of NASDAQ. The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

NASDAQ Biotechnology Index®

The NASDAQ Biotechnology Index® is calculated, published and disseminated by NASDAQ, and is designed to measure the performance of NASDAQ-listed companies that are classified according to the Industry Classification Benchmark as either biotechnology or pharmaceuticals which also meet other eligibility criteria determined by NASDAQ.

The NASDAQ Biotechnology Index is calculated under a modified capitalization-weighted methodology. On November 1, 1993, the NASDAQ Biotechnology Index began with a base of 200.00. To be eligible for inclusion in the NASDAQ Biotechnology Index, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

•	the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market;

•	the issuer of the security must be classified according to the Industry Classification Benchmark as either Biotechnology or Pharmaceuticals;

•	the security may not be issued by an issuer currently in bankruptcy proceedings;

•	the security must have a market capitalization of at least $200 million;

•	the security must have an average daily trading volume of at least 100,000 shares;

•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible for inclusion in the NASDAQ Biotechnology Index; and

•	the issuer of the security must have “seasoned” on NASDAQ or another recognized market for at least three full months.

Annual Ranking Review. The securities composing the NASDAQ Biotechnology Index are evaluated annually each December. Securities currently within the NASDAQ Biotechnology Index must meet the eligibility criteria through the end of October that year. Index-eligible securities not currently in the NASDAQ Biotechnology Index are added. Changes will occur after the close of trading on the third Friday in December. The data used in the ranking is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

In addition to the Ranking Review, the securities in the NASDAQ Biotechnology Index are monitored every day by NASDAQ with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions, or other corporate actions. NASDAQ has adopted the following weight adjustment procedures with respect to such changes. Changes in total shares outstanding arising from stock splits, stock dividends, or spin-offs are generally made to the NASDAQ Biotechnology Index on the evening prior to the effective date of such corporate action. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made as soon as practicable, normally within ten (10) days of such action. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September, and December. In either case, the index share weights for such securities included in the NASDAQ Biotechnology Index are adjusted by the same percentage amount by which the total shares outstanding have changed in such securities included in the NASDAQ Biotechnology Index.

Nikkei 225 Index

The Nikkei 225 Index is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei, that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index currently is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (the “TSE”) representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index. Nikkei first calculated and published the Nikkei 225 Index in 1970.

The 225 companies included in the Nikkei 225 Index are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. These six sector categories are further divided into 36 industrial classifications as follows:

•	Technology — pharmaceuticals, electrical machinery, automobiles and auto parts, precision machinery, telecommunications

•	Financials — banks, miscellaneous finance, securities, insurance

•	Consumer goods — marine products, food, retail, services

•	Materials — mining, textiles & apparel, paper & pulp, chemicals, oil, rubber, ceramics, steel, nonferrous metals, trading houses

•	Capital goods/others — construction, machinery, shipbuilding, transportation equipment, miscellaneous manufacturing, real estate

•	Transportation and utilities — railroads & transport, marine transport, airlines, warehousing, electric power, gas

Rules of the Periodic Review

The Nikkei Underlying Stocks are reviewed annually (the “periodic review”) in accordance with the rules below, and results of the review are applied on the first trading day in October. Results of the review become effective on the first trading day of October, and there is no limit to the number of Nikkei Underlying Stocks that can be affected. Stocks selected by the procedures outlined below are presented as candidates to a committee comprised of academics and market professionals for comment; based on comments from the committee, Nikkei Inc. determines and announces any changes to the Nikkei Underlying Stocks.

The Nikkei 225 Index is balanced based on liquidity and sector. The 450 most liquid issues on the TSE are categorized into the above sectors. The “appropriate number” of companies selected from each sector is defined as half the number of stocks in each sector. After these changes are considered, a rebalancing is conducted if any of the sectors are over- or under-represented. Degree of representation is evaluated by comparing the actual number of constituents in the sector against the “appropriate number.”

The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Nikkei Divisor”). The Nikkei Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Nikkei Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated every 5 seconds during TSE trading hours.

In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

Nikkei Underlying Stocks removed from the TSE First Section are removed from the Nikkei Stock Average Index. Reasons for removal from the TSE First Section include, but are not limited to: (i) designation by the TSE as a “security to be delisted,” (ii) delisting due to corporate restructuring such as merger, share exchange or share transfer and (iii) transfer to the TSE Second Section. A Nikkei Underlying Stock designated as a “security under supervision” by the TSE will remain in the Nikkei Stock Average Index at the time of designation. However, Nikkei may remove such Nikkei Underlying Stock if Nikkei deems its continued inclusion highly inappropriate (for example, due to an extremely high probability of being delisted).

When a Nikkei Underlying Stock is deleted from the Nikkei Stock Average Index as outlined in the preceding paragraph, a new Nikkei Underlying Stock will be selected and added, in principle, from the same sector of the High Liquidity Group in order of liquidity. Notwithstanding the foregoing, the following rules may apply depending on the timing and circumstances of the deletion: (i) when such deletion is scheduled close to the periodic review, additional stocks may be selected as part of the periodic review process and (ii) when multiple deletions are scheduled in a season other than the periodic review, additions may be selected using the liquidity and sector balancing rules outlined above.

As a general rule, for both the periodic review and the extraordinary replacement rules, additions and deletions are made effective on the same day in order to keep the number of Nikkei Underlying Stocks 225. However, under the circumstances outlined below, when an addition cannot be made on the same day as a deletion, the Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks. In this case, the divisor is adjusted to ensure continuity.

The Nikkei Stock Average Index may be calculated with fewer than 225 Nikkei Underlying Stocks when a Nikkei Underlying Stock is delisted by reason of share exchange or transfer and the succeeding company becomes listed a short period of time later.

Nikkei, the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We, the Calculation Agent and the Trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the securities; it does not sponsor, endorse, authorize, sell or promote the securities, and has no obligation or liability in connection with the administration, marketing or trading of the securities or with the calculation of the return on your investment.

PHLX Housing SectorSM Index

The PHLX Housing SectorSM Index (the “PHLX Housing Index”) was developed by the predecessor to NASDAQ PHLX and is calculated, maintained and published by NASDAQ PHLX, which is the index publisher. The PHLX Housing Index is composed of companies whose primary lines of business are directly associated with the United States housing construction market.

The PHLX Housing Index is a modified market capitalization-weighted index. The value of the PHLX Housing Index equals the aggregate value of the index share weights (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Housing Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open. The PHLX Housing Index was set to an initial value of 250 on January 2, 2002. Options commenced trading on the PHLX Housing Index on July 17, 2002. The level of the PHLX Housing Index was split in half on February 1, 2006. The PHLX Housing Index value calculation is described by the following formula:

Aggregate Adjusted Market Value

Divisor

Two versions of the PHLX Housing Index are calculated – a price return index and a total return index. The price return index (NASDAQ: HGX) is ordinarily calculated without regard to cash dividends on index component securities. The total return index (NASDAQ: XHGX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility and Adjustments

The security types eligible for the PHLX Housing Index include common stocks, ordinary shares, shares of beneficial interest or limited partnership interests. Security types not included in the PHLX Housing Index are ADRs, closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

To be eligible for initial inclusion in the PHLX Housing Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, NYSE American, or CBOE Exchange; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is associated with the U.S. housing construction market under the Industry Classification Benchmark (“ICB”); (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Index eligible; (9) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (10) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Housing Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is in the U.S. housing sector under the ICB; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; and (5) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits, and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. The Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed. In the case of a special cash dividend, there will be an adjustment to the last sale price of an index component prior to market open on the ex-date for the special amount distributed. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time or unusual. Ordinarily, whenever there is a change in Index Shares, a change in an index component security or a change to the price of an index component security due to spin-offs, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Housing Index which might otherwise be caused by any such change. All changes are announced in advance and are reflected in the PHLX Housing Index prior to market open on the Index effective date.

Index Rebalancing

The PHLX Housing Index shall employ a modified market capitalization-weighting methodology. At each quarter, the index is rebalanced such that the maximum weight of any index component security will not exceed 15% and no more than 2 securities will be at the cap. Any security then in excess of 8% will be capped at 8%. The aggregate amount by which all securities over 15% and 8% is reduced will be redistributed proportionally across the remaining index component securities. After redistribution, if any other index component security then exceeds 8%, the index component security is set to 8% of the PHLX Housing Sector Index and the redistribution is repeated to derive the final weights.

The modified market capitalization-weighted methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the first Friday in March, June, September, and December. Index Shares are then calculated multiplying the weight of the security by the new market value of the Index and dividing the modified market capitalization for each index component security by its corresponding last sale price. The changes become effective after trading on the third Friday in March, June, September, and December.

In this index supplement, unless the context requires otherwise, references to the PHLX Housing Index will include any successor index and references to the index publisher will include any successor to the index publisher.

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ Group, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Housing SectorSM Index to track general stock market performance. The PHLX Housing SectorSM Index is determined, composed and calculated by NASDAQ without regard to us or the securities. NASDAQ has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Housing SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX HOUSING SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Housing SectorSM” and “HGXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Oil Service SectorSM Index

The PHLX Oil Service SectorSM Index (the “PHLX Oil Index”) was developed by the predecessor to NASDAQ PHLX and is calculated, maintained and published by NASDAQ PHLX. The PHLX Oil Index is designed to track the performance of a set of companies involved in the oil services sector.

The PHLX Oil Index is a modified market capitalization index. The value of the PHLX Oil Index equals the aggregate value of the index share weights, also known as the Index Shares (the “Index Shares”), of each of the index component securities multiplied by each such security’s last sale price, and divided by the divisor of the PHLX Oil Index. The divisor serves the purpose of scaling such aggregate index value to a lower order of magnitude which is more desirable for reporting purposes. If trading in an index component security is halted on its primary listing market, the most recent last sale price for that security is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in an index component is halted on its primary listing market before the market is open. The PHLX Oil Index began on December 31, 1996 at a base value of 75.00. The PHLX Oil Index value calculation is described by the following formula:

Aggregate Adjusted Market Value

Divisor

Two versions of the PHLX Oil Index are calculated – a price return index and a total return index. The price return index (NASDAQ: OSX) is ordinarily calculated without regard to cash dividends on the index component securities. The total return index (NASDAQ: XOSX) reinvests cash dividends on the ex-date. Both indexes reinvest extraordinary cash distributions. The total return index was synchronized to the value of the price return index at the close on June 30, 2011.

Eligibility

Index eligibility is limited to specific security types only. The security types eligible for the PHLX Oil Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests. Security types not included in the PHLX Oil Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

To be eligible for initial inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) a security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, NYSE American, or the CBOE Exchange; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is in the oil services sector under the Industry Classification Benchmark (ICB); (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; (9) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and (10) the issuer of the security must have “seasoned” on a recognized market for at least 6 months; in the case of spin-offs, the operating history of the parent will be considered.

To be eligible for continued inclusion in the PHLX Oil Index, a security must meet the following criteria: (1) the security must be listed on The Nasdaq Stock Market, the New York Stock Exchange, or NYSE Amex; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is in the oil services sector under the ICB; (3) the security must have a market capitalization of at least $60 million; (4) the security may not be issued by an issuer currently in bankruptcy proceedings; and (5) the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

Index Maintenance

Changes in the price of an index component security derived by corporate events such as stock dividends, stock splits, certain spin-offs, and rights issuances will be adjusted on the ex-date and the shares shall remain fixed. In the case of a special cash dividend, there will be an adjustment to the last sales price of an index component prior to market open on the ex-date for the special amount distributed. Ordinarily, whenever there is a change in the price of an index component security due to stock dividends, stock splits, spin-offs, rights issuances, or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Oil Index, which might otherwise be caused by any such change. All changes are made after market-close and are reflected in the PHLX Oil Index the following morning.

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ Group, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Oil Service SectorSM Index to track general stock market performance. The PHLX Oil Service SectorSM Index is determined, composed and calculated by NASDAQ without regard to us or the securities. NASDAQ has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Oil Service SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX OIL SERVICE SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Oil Service SectorSM” and “OSXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

PHLX Semiconductor SectorSM Index

The PHLX Semiconductor SectorSM Index (the “PHLX Semiconductor Index”), was developed by the predecessor to NASDAQ PHLX and is calculated, maintained and published by NASDAQ PHLX. The PHLX Semiconductor Index is designed to measure the performance of the 30 largest US-listed semiconductor companies.

The PHLX Semiconductor Sector Index is a modified capitalization-weighted index. The PHLX Semiconductor Sector Index employs a two-stage weight adjustment scheme. Index components’ initial weights are determined by dividing each component’s market capitalization by the aggregate market capitalizations of all index components.

Stage 1: Initial index weights are adjusted to meet the following Stage 1 constraint, producing the Stage 1 weights:

•	No Index Security weight may exceed 8%.

Stage 2: Stage 1 weights are adjusted to meet the following Stage 2 constraints, producing the final weights:

•	For Index Securities with the five largest market capitalizations, Stage 1 weights are maintained.

•	For all other Index Securities, no weight may exceed 4%

The final weights meet the following constraints:

•	No Index Security weight may exceed 8% of the index; five may exceed 4%.

If trading in an index component security is halted on its primary listing market, the most recent last sale price is used for all index computations until trading on such market resumes. Likewise, the most recent last sale price is used if trading in a security is halted on its primary listing market before the market is open. The PHLX Semiconductor Index began on December 1, 1993 at a base value of 100.00, as adjusted.

Eligibility

Index eligibility is limited to specific security types only. The security types eligible for the PHLX Semiconductor Index include common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests. Security types not included in the PHLX Semiconductor Index are closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities.

Initial Security Eligibility Criteria

To be eligible for inclusion in the PHLX Semiconductor Index, a security must meet the following criteria: (1) a security must be listed on the Nasdaq Stock Market, the New York Stock Exchange, or NYSE American, or the CBOE Exchange; (2) the issuer of the security must be classified, as reasonably determined by NASDAQ, as a company whose primary business is involved in the design, distribution, manufacture and sale of semiconductors under the Industry Classification Benchmark (“ICB”); (3) only one class of security per issuer is allowed; (4) the security must have a market capitalization of at least $100 million; (5) the security must have traded at least 1.5 million shares in each of the last six months; (6) the security must have listed options on a recognized options market in the U.S. or be eligible for listed-options on a recognized options market in the U.S.; (7) the security may not be issued by an issuer currently in bankruptcy proceedings; (8) the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being eligible; and (9) the issuer of the security must have “seasoned” on a recognized market for at least 3 months, not including the month of initial listing.

Index Maintenance

Changes in the price and/or Index Shares driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10%, the change is made as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Index Shares are derived from the security’s total shares outstanding. Intraquarter, the Index Shares are adjusted by the same percentage amount by which the total shares outstanding have changed. In the case of a special cash dividend, a determination is made on an individual basis whether to make a change to the price of an index component security in accordance with its index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date. Ordinarily, whenever there is a change in Index Shares, a change in an index component security, or a change to the price of an index component security due to spin-offs, rights issuance or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the PHLX Semiconductor Index which might otherwise be caused by any such change. All changes are announced in advance and are reflected in the PHLX Semiconductor Index prior to market open on the PHLX Semiconductor Index effective date.

Index Rebalancing

The PHLX Semiconductor Index employs a modified market capitalization-weighting methodology. At each quarter, the PHLX Semiconductor Index is rebalanced such that the maximum weight of any index component security does not exceed 8% and no more than 5 securities are at that cap. The excess weight of any capped security is distributed proportionally across the remaining index component securities. If after redistribution, any of the 5 highest ranked index component securities are weighted below 8%, these securities are not capped. Next, any remaining index component securities in excess of 4% are capped at 4% and the excess weight is redistributed proportionally across the remaining index component securities. The process is repeated, if necessary, to derive the final weights.

The modified market capitalization-weighting methodology is applied to the capitalization of each index component security, using the last sale price of the security at the close of trading on the last trading day in February, May, August and November and after applying quarterly changes to the total shares outstanding. Index Shares are then calculated multiplying the weight of the security derived above by the new market value of the PHLX Semiconductor Index and dividing the modified market capitalization for each index component security by its corresponding Last Sale Price. The changes are effective after trading on the third Friday in March, June, September and December.

The securities are not sponsored, endorsed, sold or promoted by The NASDAQ Group, Inc. or its affiliates (NASDAQ, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the PHLX Semiconductor SectorSM Index to track general stock market performance. The PHLX Semiconductor SectorSM Index is determined, composed and calculated by NASDAQ without regard to us or the securities. NASDAQ has no obligation to take our needs or the needs of the owners of the securities into consideration in determining, composing or calculating the PHLX Semiconductor SectorSM Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE PHLX SEMICONDUCTOR SECTORSM INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

“Nasdaq®,” “PHLX Semiconductor SectorSM” and “SOXSM” are registered trademarks or service marks of The NASDAQ Group, Inc. (which with its affiliates is referred to as the “Corporations”). The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SECURITIES.

Russell 1000® Growth Index

The Russell 1000® Growth Index is a sub-group of the Russell 1000® Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), a subsidiary of the London Stock Exchange Group plc (“LSE Group”), and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories. All 1,000 stocks are traded on a major U.S. exchange and are the 1,000 largest securities that form the Russell 3000® Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index. The Russell 1000 Index is designed to track the performance of the large-capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Growth Index. The Russell 1000 Growth Index is a sub-group of the Russell 1000 Index. To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Growth Index, a company’s stocks must be listed on the last trading day in May of a given year and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. equity index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria. As of August 2020, to be eligible for inclusion in the Russell 1000 Growth Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Companies already included in the Russell 1000 Growth Index have a grandfathering period to comply with this requirement, or they will be removed from the Russell 1000 Growth Index in September 2022.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 1000 Growth Index. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 1000 Growth Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the Securities and Exchange Commission, including business development companies, are not eligible for inclusion), blank check companies, special purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

FTSE Russell uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index. The stocks in the Russell 1000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Growth Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. The Russell 1000 Growth Index is a float-adjusted and market-capitalization weighted index. The current Russell 1000 Growth Index value is calculated by adding the market values of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Growth Index on the base date of January 1, 1987. To calculate the Russell 1000 Growth Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Growth Index. In order to provide continuity for the Russell 1000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by directors, senior executives and managers of the company is based on information recorded in corporate filings with the Securities and Exchange Commission. Where FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use the best available information contained in the Securities and Exchange Commission filings to determine the free float.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares – Shares held within employee share plans;

•	Public company holdings – Shares held by public companies or by non-listed subsidiaries of public companies;

•	Lock-In clause shares – All Shares where the holders is subject to a lock-in clause are considered unavailable for the duration of the lock-in clause. Free Float changes resulting from the expiry of a lock-in will be implemented at the next quarterly review, subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date;

•	Active participation or strategic holding shares – Shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares in a company for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, or has successfully placed a current member to the board of directors of a company;

•	On-going contractual agreement shares – Shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted are considered unavailable;

•	Sovereign Wealth Fund shares – Shares held by a Sovereign Wealth Fund are considered unavailable where the Sovereign Wealth Fund’s owns 10% or more of the shares;

•	Corporate insider shares – Corporate insider shares are defined as those shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies, and individuals (including employees) and shares held by several investors acting in concert that own 10% or more of the shares outstanding. Portfolio holdings (such as pension fund, insurance fund or investment companies) are generally not considered unavailable. However, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore unavailable;

•	Legally restricted shares – Legally restricted shares are defined as shares where the company’s shareholders are subject to legal restrictions, including foreign ownership restrictions, that are more restrictive; and

•	Government holdings:

•	Direct government holders – Shares directly owned by State, Regional, Municipal and Local Governments are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to portfolio holdings and removed if the holding is greater than 30%; and

•	Government pensions – holdings by independently managed pension schemes for governments are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Growth Index. The following summarizes the types of Russell 1000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 1000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Growth Index over the past year will fluctuate according to corporate activity.

•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•	When acquisitions or mergers take place within the Russell 1000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership (i) until the next annual reconstitution date, if the spin-off company is eligible for the Russell 1000 Index or (ii) for two business days, if the spin-off company is ineligible for the Russell 1000 Index.

Updates to Share Capital Affecting the Russell 1000 Growth Index. In March, June, September, and December, the Russell 1000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. The changes will be implemented quarterly, on the third Friday of the month (after the close). In June, any change to shares outstanding will be implemented. In March, September, and December, only cumulative changes to shares outstanding greater than 3% will be reflected in the Russell 1000 Growth Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Growth Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 1000 Growth Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000 Growth Index is based. The Russell 1000 Growth Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Growth Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

Russell 1000® Value Index

The Russell 1000® Value Index is a sub-group of the Russell 1000 Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), a subsidiary of the London Stock Exchange Group plc (“LSE Group”), and measures the composite price performance of stocks of 1,000 companies (the “Russell 1000 Component Stocks”) incorporated in the U.S. and its territories. All 1,000 stocks are traded on a major U.S. exchange and are the 1,000 largest securities that form the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 1000 Index consists of the largest 1,000 companies included in the Russell 3000 Index and represents approximately 92% of the U.S. equity market. The Russell 1000 Index is designed to track the performance of the large-capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 1000 Value Index. The Russell 1000 Value Index is a sub-group of the Russell 1000 Index. To be eligible for inclusion in the Russell 1000 Index, and, consequently, the Russell 1000 Value Index, a company’s stocks must be listed on the last trading day in May of a given year and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. equity index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria. As of August 2020, to be eligible for inclusion in the Russell 1000 Value Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Companies already included in the Russell 1000 Value Index have a grandfathering period to comply with this requirement, or they will be removed from the Russell 1000 Value Index in September 2022.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 1000 Value Index. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 1000 Value Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the Securities and Exchange Commission, including business development companies, are not eligible for inclusion), blank check companies, special purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

FTSE Russell uses a “non-linear probability” method to assign stocks to the growth and value style indexes. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indexes.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 1000 Index. The stocks in the Russell 1000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term, growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 1000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 1000 Value Index, along with the Russell 1000 Index, is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. The Russell 1000 Value Index is a float-adjusted and market-capitalization weighted index. The current Russell 1000 Value Index value is calculated by adding the market values of the Russell 1000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 1,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 1000 Value Index on the base date of January 1, 1987. To calculate the Russell 1000 Value Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 1000 Value Index. In order to provide continuity for the Russell 1000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 1000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by directors, senior executives and managers of the company is based on information recorded in corporate filings with the Securities and Exchange Commission. Where FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use the best available information contained in the Securities and Exchange Commission filings to determine the free float.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares – Shares held within employee share plans;

•	Public company holdings – Shares held by public companies or by non-listed subsidiaries of public companies;

•	Lock-In clause shares – All Shares where the holders is subject to a lock-in clause are considered unavailable for the duration of the lock-in clause. Free Float changes resulting from the expiry of a lock-in will be implemented at the next quarterly review, subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date;

•	Active participation or strategic holding shares – Shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares in a company for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, or has successfully placed a current member to the board of directors of a company;

•	On-going contractual agreement shares – Shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted are considered unavailable;

•	Sovereign Wealth Fund shares – Shares held by a Sovereign Wealth Fund are considered unavailable where the Sovereign Wealth Fund’s owns 10% or more of the shares;

•	Corporate insider shares – Corporate insider shares are defined as those shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies, and individuals (including employees) and shares held by several investors acting in concert that own 10% or more of the shares outstanding. Portfolio holdings (such as pension fund, insurance fund or investment companies) are generally not considered unavailable. However, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore unavailable;

•	Legally restricted shares – Legally restricted shares are defined as shares where the company’s shareholders are subject to legal restrictions, including foreign ownership restrictions, that are more restrictive; and

•	Government holdings:

•	Direct government holders – Shares directly owned by State, Regional, Municipal and Local Governments are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to portfolio holdings and removed if the holding is greater than 30%; and

•	Government pensions – holdings by independently managed pension schemes for governments are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 1000 Value Index. The following summarizes the types of Russell 1000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 1000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 1000 Value Index over the past year will fluctuate according to corporate activity.

•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•	When acquisitions or mergers take place within the Russell 1000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership (i) until the next annual reconstitution date, if the spin-off company is eligible for the Russell 1000 Index or (ii) for two business days, if the spin-off company is ineligible for the Russell 1000 Index.

Updates to Share Capital Affecting the Russell 1000 Value Index. In March, June, September, and December, the Russell 1000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. The changes will be implemented quarterly, on the third Friday of the month (after the close). In June, any change to shares outstanding will be implemented. In March, September, and December, only cumulative changes to shares outstanding greater than 3% will be reflected in the Russell 1000 Value Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 1000 Value Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 1000 Value Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 1000 Value Index is based. The Russell 1000 Value Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 1000 Value Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 1000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 1000® Index” is a trademark of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index is reported by Bloomberg Financial Markets under ticker symbol “RTY.”

Selection of stocks underlying the Russell 2000 Index. The Russell 2000 Index is a sub-group of the Russell 3000 Index. To be eligible for inclusion in the Russell 3000 Index, and, consequently, the Russell 2000 Index, a company’s stocks must be listed on the last trading day in May of a given year and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. equity index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria. As of August 2020, to be eligible for inclusion in the Russell 2000 Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Companies already included in the Russell 2000 Index have a grandfathering period to comply with this requirement, or they will be removed from the Russell 2000 Index in September 2022.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Index. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 2000 Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the Securities and Exchange Commission, including business development companies, are not eligible for inclusion), blank check companies, special purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

The primary criteria used to determine the initial list of securities eligible for the Russell 3000 Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. For companies with multiple share classes, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May. In the absence of two years’ worth of data, all available data will be used for this determination. If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle. Stocks must trade at or above $1.00 on the last trading day in May of each year to be eligible for inclusion in the Russell 2000 Index. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution if it is still trading below $1.00.

The Russell 2000 Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. The Russell 2000 Index is a float-adjusted and market-capitalization weighted index. The current Russell 2000 Index value is calculated by adding the market values of the Russell 2000 Index’s Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Index on the base date of January 1, 1987. To calculate the Russell 2000 Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Index. In order to provide continuity for the Russell 2000 Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by directors, senior executives and managers of the company is based on information recorded in corporate filings with the Securities and Exchange Commission. Where FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use the best available information contained in the Securities and Exchange Commission filings to determine the free float.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares – Shares held within employee share plans;

•	Public company holdings – Shares held by public companies or by non-listed subsidiaries of public companies;

•	Lock-In clause shares – All Shares where the holders is subject to a lock-in clause are considered unavailable for the duration of the lock-in clause. Free Float changes resulting from the expiry of a lock-in will be implemented at the next quarterly review, subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date;

•	Active participation or strategic holding shares – Shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares in a company for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, or has successfully placed a current member to the board of directors of a company;

•	On-going contractual agreement shares – Shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted are considered unavailable;

•	Sovereign Wealth Fund shares – Shares held by a Sovereign Wealth Fund are considered unavailable where the Sovereign Wealth Fund’s owns 10% or more of the shares;

•	Corporate insider shares – Corporate insider shares are defined as those shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies, and individuals (including employees) and shares held by several investors acting in concert that own 10% or more of the shares outstanding. Portfolio holdings (such as pension fund, insurance fund or investment companies) are generally not considered unavailable. However, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore unavailable;

•	Legally restricted shares – Legally restricted shares are defined as shares where the company’s shareholders are subject to legal restrictions, including foreign ownership restrictions, that are more restrictive; and

•	Government holdings:

•	Direct government holders – Shares directly owned by State, Regional, Municipal and Local Governments are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to portfolio holdings and removed if the holding is greater than 30%; and

•	Government pensions – holdings by independently managed pension schemes for governments are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Index. The following summarizes the types of Russell 2000 Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 2000 Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Index over the past year will fluctuate according to corporate activity.

•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•	When acquisitions or mergers take place within the Russell 2000 Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership (i) until the next annual reconstitution date, if the spin-off company is eligible for the Russell 2000 Index or (ii) for two business days, if the spin-off company is ineligible for the Russell 2000 Index.

Updates to Share Capital Affecting the Russell 2000 Index. In March, June, September, and December, the Russell 2000 Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. The changes will be implemented quarterly, on the third Friday of the month (after the close). In June, any change to shares outstanding will be implemented. In March, September, and December, only cumulative changes to shares outstanding greater than 3% will be reflected in the Russell 2000 Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Index to track general stock market performance or a segment of the same. FTSE Russell publication of the Russell 2000 Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Index is based. The Russell 2000 Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF

THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

Russell 2000® Growth Index

The Russell 2000® Growth Index is a sub-group of the Russell 2000 Index, which is an index calculated, published and disseminated by FTSE Russell, and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange and are the 2,000 smallest securities that form the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Growth Index. The Russell 2000 Growth Index is a sub-group of the Russell 2000 Index. To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Growth Index, a company’s stocks must be listed on the last trading day in May of a given year and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. equity index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria. As of August 2020, to be eligible for inclusion in the Russell 2000 Growth Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Companies already included in the Russell 2000 Growth Index have a grandfathering period to comply with this requirement, or they will be removed from the Russell 2000 Growth Index in September 2022.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Growth Index. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 2000 Growth Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the Securities and Exchange Commission, including business development companies, are not eligible for inclusion), blank check companies, special purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

FTSE Russell uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index. The stocks in the Russell 2000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 2000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indices to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Growth Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. The Russell 2000 Growth Index is a float-adjusted and market-capitalization weighted index. The current Russell 2000 Growth Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Growth Index on the base date of May 31, 1993. To calculate the Russell 2000 Growth Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Growth Index. In order to provide continuity for the Russell 2000 Growth Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by directors, senior executives and managers of the company is based on information recorded in corporate filings with the Securities and Exchange Commission. Where FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use the best available information contained in the Securities and Exchange Commission filings to determine the free float.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares – Shares held within employee share plans;

•	Public company holdings – Shares held by public companies or by non-listed subsidiaries of public companies;

•	Lock-In clause shares – All Shares where the holders is subject to a lock-in clause are considered unavailable for the duration of the lock-in clause. Free Float changes resulting from the expiry of a lock-in will be implemented at the next quarterly review, subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date;

•	Active participation or strategic holding shares – Shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares in a company for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, or has successfully placed a current member to the board of directors of a company;

•	On-going contractual agreement shares – Shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted are considered unavailable;

•	Sovereign Wealth Fund shares – Shares held by a Sovereign Wealth Fund are considered unavailable where the Sovereign Wealth Fund’s owns 10% or more of the shares;

•	Corporate insider shares – Corporate insider shares are defined as those shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies, and individuals (including employees) and shares held by several investors acting in concert that own 10% or more of the shares outstanding. Portfolio holdings (such as pension fund, insurance fund or investment companies) are generally not considered unavailable. However, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore unavailable;

•	Legally restricted shares – Legally restricted shares are defined as shares where the company’s shareholders are subject to legal restrictions, including foreign ownership restrictions, that are more restrictive; and

•	Government holdings:

•	Direct government holders – Shares directly owned by State, Regional, Municipal and Local Governments are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to portfolio holdings and removed if the holding is greater than 30%; and

•	Government pensions – holdings by independently managed pension schemes for governments are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Growth Index. The following summarizes the types of Russell 2000 Growth Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 2000 Growth Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Growth Index over the past year will fluctuate according to corporate activity.

•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•	When acquisitions or mergers take place within the Russell 2000 Growth Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership (i) until the next annual reconstitution date, if the spin-off company is eligible for the Russell 2000 Index or (ii) for two business days, if the spin-off company is ineligible for the Russell 2000 Index.

Updates to Share Capital Affecting the Russell 2000 Growth Index. In March, June, September, and December, the Russell 2000 Growth Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. The changes will be implemented quarterly, on the third Friday of the month (after the close). In June, any change to shares outstanding will be implemented. In March, September, and December, only cumulative changes to shares outstanding greater than 3% will be reflected in the Russell 2000 Growth Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Growth Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000 Growth Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Growth Index is based. The Russell 2000 Growth Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Growth Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE Russell DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN AND FTSE Russell SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE Russell MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN. FTSE Russell MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 GROWTH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE Russell HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

Russell 2000® Value Index

The Russell 2000® Value Index is a sub-group of the Russell 2000 Index, which is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), a subsidiary of the London Stock Exchange Group plc (“LSE Group”), and measures the composite price performance of stocks of 2,000 companies (the “Russell 2000 Component Stocks”) incorporated in the U.S. and its territories. All 2,000 stocks are traded on a major U.S. exchange are the 2,000 smallest securities that form the Russell 3000® Index. The Russell 3000 Index is composed of the 3,000 largest U.S. companies as determined by market capitalization and represents approximately 98% of the U.S. equity market. The Russell 2000 Index consists of the smallest 2,000 companies included in the Russell 3000 Index and represents a small portion of the total market capitalization of the Russell 3000 Index. The Russell 2000 Index is designed to track the performance of the small- capitalization segment of the U.S. equity market.

Selection of stocks underlying the Russell 2000 Value Index. The Russell 2000 Value Index is a sub-group of the Russell 2000 Index. To be eligible for inclusion in the Russell 2000 Index, and, consequently, the Russell 2000 Value Index, a company’s stocks must be listed on May 31 of a given year and FTSE Russell must have access to documentation verifying the company’s eligibility for inclusion. Beginning September 2004, eligible initial public offerings are added to Russell U.S. Indexes at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. equity index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria. As of August 2020, to be eligible for inclusion in the Russell 2000 Value Index, each company is required to have more than 5% of its voting rights (aggregated across all of its equity securities) held by unrestricted shareholders. Shares referenced as “non-voting” or providing legally minimum rights only will be viewed as having no voting power as it relates to the minimum voting rights review. Companies already included in the Russell 2000 Value Index have a grandfathering period to comply with this requirement, or they will be removed from the Russell 2000 Value Index in September 2022.

Only companies that are determined to be part of the U.S. equity market are eligible for inclusion in the Russell 2000 Value Index. All securities eligible for inclusion must trade on a major U.S. exchange. Bulletin board, pink sheet or over-the-counter traded securities are not eligible for inclusion. Stocks must have a close price at or above $1.00 on their primary exchange or on another major U.S. exchange on the last trading day in May to be considered eligible for inclusion. The following companies are specifically excluded from the Russell 2000 Value Index: (i) companies with a total market capitalization less than $30 Million; (ii) companies with only a small portion of their shares available in the marketplace; (iii) royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the Securities and Exchange Commission, including business development companies, are not eligible for inclusion), blank check companies, special purpose acquisition companies, limited partnerships, exchange-traded funds and mutual funds. In addition, preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts are not eligible for inclusion.

FTSE Russell uses a “non-linear probability” method to assign stocks to the growth and value style indices. The term “probability” is used to indicate the degree of certainty that a stock is value or growth based on its relative book-to-price (B/P) ratio, I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). This method allows stocks to be represented as having both growth and value characteristics, while preserving the additive nature of the indices.

The process for assigning growth and value weights is applied separately to the stocks in the Russell 2000 Index. The stocks in the Russell 2000 Index are ranked by their adjusted book-to-price ratio (B/P), their I/B/E/S forecast medium-term growth (2 year) and sales per share historical growth (5 year). These rankings are converted to standardized units and combined to produce a Composite Value Score (“CVS”). Stocks are then ranked by their CVS, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, stocks with a lower CVS are considered growth, stocks with a higher CVS are considered value, and stocks with a CVS in the middle range are considered to have both growth and value characteristics, and are weighted proportionately in the growth and value index. Stocks are always fully represented by the combination of their growth and value weights, e.g., a stock that is given a 20% weight in a Russell value index will have an 80% weight in the same Russell growth index.

Stock A, in the figure below, is a security with 20% of its available shares assigned to the value index and the remaining 80% assigned to the growth index. The growth and value probabilities will always sum to 100%. Hence, the sum of a stock’s market capitalization in the growth and value index will always equal its market capitalization in the Russell 2000 Index.

In the figure above, the quartile breaks are calculated such that approximately 25% of the available market capitalization lies in each quartile. Stocks at the median are divided 50% in each style index. Stocks below the first quartile are 100% in the growth index. Stocks above the third quartile are 100% in the value index. Stocks falling between the first and third quartile breaks are in both indexes to varying degrees depending on how far they are above or below the median and how close they are to the first or third quartile breaks.

Roughly 70% of the available market capitalization is classified as all growth or all value. The remaining 30% have some portion of their market value in either the value or growth index, depending on their relative distance from the median value score. Note that there is a small position cutoff rule. If a stock’s weight is more than 95% in one style index, its weight is increased to 100% in the index. This rule eliminates many small weightings and makes passive management easier.

The Russell 2000 Value Index, along with the Russell 2000 Index, is reconstituted annually to reflect changes in the marketplace. The CVS for each company in the Russell 2000 Index is determined annually based on data as of May 31. The list of companies is ranked based on May 31 total market capitalization, with the actual reconstitution effective on the first trading day following the final Friday of June each year. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000 Value Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000 Value Index value is calculated by adding the market values, according to the methodology discussed above, of the Russell 2000 Index’s Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000 Value Index on the base date of December 31, 1986. To calculate the Russell 2000 Value Index, last sale prices will be used for exchange-traded stocks. If a component stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000 Value Index. In order to provide continuity for the Russell 2000 Value Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

Available shares are assumed to be shares available for trading. Exclusion of capitalization held by directors, senior executives and managers of the company is based on information recorded in corporate filings with the Securities and Exchange Commission. Where FTSE Russell determines that a company is being excluded from index membership solely on the basis of the minimum float requirement, FTSE Russell will use the best available information contained in the Securities and Exchange Commission filings to determine the free float.

The following types of shares are considered unavailable and are removed from total market capitalization to arrive at free float or available market capitalization:

•	ESOP or LESOP shares – Shares held within employee share plans;

•	Public company holdings – Shares held by public companies or by non-listed subsidiaries of public companies;

•	Lock-In clause shares – All Shares where the holders is subject to a lock-in clause are considered unavailable for the duration of the lock-in clause. Free Float changes resulting from the expiry of a lock-in will be implemented at the next quarterly review, subject to the lock-in or incentive expiry date occurring on or prior to the share and float change information cut-off date;

•	Active participation or strategic holding shares – Shares held by an investor, investment company or an investment fund that is actively participating in the management of a company or is holding shares in a company for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, or has successfully placed a current member to the board of directors of a company;

•	On-going contractual agreement shares – Shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted are considered unavailable;

•	Sovereign Wealth Fund shares – Shares held by a Sovereign Wealth Fund are considered unavailable where the Sovereign Wealth Fund’s owns 10% or more of the shares;

•	Corporate insider shares – Corporate insider shares are defined as those shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies, and individuals (including employees) and shares held by several investors acting in concert that own 10% or more of the shares outstanding. Portfolio holdings (such as pension fund, insurance fund or investment companies) are generally not considered unavailable. However, where a single portfolio holding is 30% or greater it will be regarded as strategic and therefore unavailable;

•	Legally restricted shares – Legally restricted shares are defined as shares where the company’s shareholders are subject to legal restrictions, including foreign ownership restrictions, that are more restrictive; and

•	Government holdings:

•	Direct government holders – Shares directly owned by State, Regional, Municipal and Local Governments are considered unavailable and will be removed entirely from available shares;

•	Indirect government holders – shares held by government investment boards and/or investment arms will be treated similar to portfolio holdings and removed if the holding is greater than 30%; and

•	Government pensions – holdings by independently managed pension schemes for governments are considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting the Russell 2000 Value Index. The following summarizes the types of Russell 2000 Value Index maintenance adjustments and indicates whether or not an index adjustment is required:

•	“No Replacement” Rule – Securities that leave the Russell 2000 Value Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000 Value Index over the past year will fluctuate according to corporate activity.

•	Rule for Deletions – When a stock is acquired, delisted, or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the index at the close on the effective date or when the stock is no longer trading on the exchange.

•	When acquisitions or mergers take place within the Russell 2000 Value Index, the stock’s capitalization moves to the acquiring stock, hence, mergers have no effect on the index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final.

•	Rule for Additions – The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership (i) until the next annual reconstitution date, if the spin-off company is eligible for the Russell 2000 Index or (ii) for two business days, if the spin-off company is ineligible for the Russell 2000 Index.

Updates to Share Capital Affecting the Russell 2000 Value Index. In March, June, September, and December, the Russell 2000 Value Index is updated for changes to shares outstanding as companies report changes in share capital to the Securities and Exchange Commission. The changes will be implemented quarterly, on the third Friday of the month (after the close). In June, any change to shares outstanding will be implemented. In March, September, and December, only cumulative changes to shares outstanding greater than 3% will be reflected in the Russell 2000 Value Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

The securities are not sponsored, endorsed, sold or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the Russell 2000 Value Index to track general stock market performance or a segment of the same. FTSE Russell’s publication of the Russell 2000 Value Index in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000 Value Index is based. The Russell 2000 Value Index is determined, composed and calculated by FTSE Russell without regard to Morgan Stanley or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000 Value Index. FTSE Russell has no obligation or liability in connection with the administration, marketing or trading of the securities.

FTSE Russell DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN AND FTSE Russell SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE Russell MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, INVESTORS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. FTSE Russell MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000 VALUE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE Russell HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The “Russell 2000® Index” is a trademark of FTSE Russell. The securities are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

S&P 500® Index

The S&P 500® Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P 500 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any S&P 500 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 500 Component Stock. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

The S&P 500® Index is a float-adjusted index. Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies, government agencies or other long-term strategic holders given that such shares are not available to investors in the public markets.

As of July 31, 2017, securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change.

Beginning September 21, 2012, all share-holdings with a position greater than 5% of a stock’s outstanding shares, other than holdings by “block owners,” are removed from the float for purposes of calculating the S&P 500® Index. Generally, these “control holders” include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, are ordinarily considered to be part of the float.

Treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are generally not part of the float. However, shares held in a trust to allow investors in countries outside the country of domicile (e.g., American Depositary Receipts, CREST Depositary Receipts and Canadian exchangeable shares) are normally part of the float unless those shares form a control block. If a company has more than one class of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as total shares outstanding less shares held by control holders. An IWF of at least 0.10 is required for inclusion in the S&P 500® Index. The S&P 500® Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by a number called the “S&P 500® Index Divisor.”

The S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P 500 Component Stocks relative to the S&P 500® Index’s base period of 1941-43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P 500 Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500®

Index is computed by dividing the total Market Value of the S&P 500 Component Stocks by the S&P 500® Index Divisor. By itself, the S&P 500® Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original base period value of the S&P 500® Index. The S&P 500® Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“S&P 500® Index Maintenance”).

S&P 500® Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require a S&P 500® Index Divisor adjustment. By adjusting the S&P 500® Index Divisor for the change in total Market Value, the value of the S&P 500® Index remains constant. This helps maintain the value of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All S&P 500® Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require S&P 500® Index Divisor adjustments.

The table below summarizes the types of S&P 500® Index maintenance adjustments and indicates whether or not a S&P 500® Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment.	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (“IWF”)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the S&P 500® Index Divisor of the S&P 500® Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500® Index Divisor has the effect of altering the Market Value of the S&P 500 Component Stock and consequently of altering the aggregate Market Value of the S&P 500 Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P

500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Component Stock, a new S&P 500® Index Divisor (“New S&P 500 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 500® Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500® Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.

The S&P Indices described herein are products of S&P or its affiliates (“SPDJI”), and have been licensed for use by Morgan Stanley.  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  Any securities issued by Morgan Stanley or MSFL are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, Standard & Poor’s Financial Services LLC, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in securities issued by Morgan Stanley affiliates particularly or the ability of the relevant index to track general market performance.  S&P Dow Jones Indices’ only relationship to Morgan Stanley with respect to the indices is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors.  The indices are determined, composed and calculated by S&P Dow Jones Indices without regard to Morgan Stanley or the securities.  S&P Dow Jones Indices has no obligation to take the needs of Morgan Stanley or the owners of securities into consideration in determining, composing or calculating the indices.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of securities or the timing of the issuance or sale of securities or in the determination or calculation of the equation by which securities are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of securities. There is no assurance that investment products based on the indices will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY MORGAN STANLEY, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND MORGAN STANLEY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Consumer Discretionary Select Sector Index

The Consumer Discretionary Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer discretionary sector of the S&P 500® Index. As of July 30, 2020, the

Consumer Discretionary Select Sector Index included 61 component stocks in industries such as media; retail; hotels, restaurants and leisure; textiles, apparel and luxury goods; household durables; automobiles; auto components; distributors; multiline retail; specialty retail; and diversified consumer services.

Consumer Staples Select Sector Index

The Consumer Staples Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. As of July 30, 2020, the Consumer Staples Select Sector Index included 33 component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products.

Energy Select Sector Index

The Energy Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of energy products. As of July 30, 2020, the Energy Select Sector Index included 26 component stocks in industries such as energy equipment and services; and oil, gas & consumable fuels. The Energy Select Sector Index was established with a value of 250.00 on June 30, 1998.

Financial Select Sector Index

The Financial Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. As of July 30, 2020, the Financial Select Sector Index included 66 component stocks in the following industries: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance.

Financial Services Select Sector Index

The Financial Services Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Services Select Sector Index includes component stocks in all the same industries included in the Financial Select Sector Index.

Health Care Select Sector Index

The Healthcare Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the healthcare sector of the S&P 500® Index. As of July 30, 2020, the Health Care Select Sector Index included 62 component stocks in the following industries: health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services.

Industrial Select Sector Index

The Select Sector Industrials Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Industrial Select Sector Index included 73 component stocks in the following industries: aerospace and defense, building products, construction and engineering, electrical equipment, industrial conglomerates, machinery, trading companies and distributors, commercial services and supplies, professional services, air freight & logistics, airlines, road & rail and transportation infrastructure.

Materials Select Sector Index

The Select Sector Materials Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Materials Select Sector Index included 28 component stocks in the following industries: chemicals, construction materials, containers and packaging, metals and mining, and paper and forest products.

Real Estate Select Sector Index

The Select Sector Real Estate Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Real Estate Select Sector Index included 31 component stocks in the following industries: real estate management and development and REITs, excluding mortgage REITs.

Technology Select Sector Index

The Select Sector Technology Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Technology Select Sector Index included 71 component stocks in the following industries: technology hardware, storage and peripherals; software; diversified telecommunication services; communications equipment; semiconductor and semiconductor equipment; internet software and services; IT services; wireless telecommunication services; and electronic equipment and instruments.

Utilities Select Sector Index

The Select Sector Utilities Index, which is one of eleven Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index. As of July 30, 2020, the Utilities Select Sector Index included 28 component stocks in the following industries: electric utilities; multi-utilities; independent power and renewable energy producers; water utilities; and gas utilities.

The stocks included in each Select Sector Index, including the Consumer Staples Select Sector Index, the Consumer Discretionary Select Sector Index, the Energy Select Sector Index, the Financial Select Sector Index, Financial Services Select Sector Index, the Healthcare Select Sector Index, the Industrial Select Sector Index, the Materials Select Sector Index, the Real Estate Select Sector Index, the Technology Select Sector Index, and the Utilities Select Sector Index are assigned based on the constituent’s classification under the Global Industry Classification Standard (“GICS”). GICS was designed to classify a company according to its principal business activity. To make this determination, S&P and MSCI, Inc. (“MSCI”) jointly assign a company to a single GICS sub-industry according to the definition of its principal business activity as determined by S&P and MSCI. The constituency of each Select Sector Index is defined as follows:

•	Consumer Discretionary (GICS Consumer Discretionary Sector)

•	Consumer Staples (GICS Consumer Staples Sector)

•	Energy (GICS Energy Sector)

•	Financial (GICS Financials Sector)

•	Financial Services (GICS Financials Sector)

•	Health Care (GICS Health Care Sector)

•	Industrials (GICS Industrials Sector)

•	Materials (GICS Materials Sector)

•	Real Estate (GICS Real Estate Sector)

•	Technology (GICS Information Technology Sector & Telecommunication Services Sector)

•	Utilities (GICS Utilities Sector)

Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the eleven Select Sector Indices (listed below) together comprise all of the companies in the S&P 500® Index.

Select Sector Index
The Consumer Discretionary Select Sector Index
The Consumer Staples Select Sector Index
The Energy Select Sector Index
The Financial Select Sector Index The Financial Services Select Sector Index
The Health Care Select Sector Index

The Industrial Select Sector Index
The Materials Select Sector Index
The Real Estate Select Sector Index The Technology Select Sector Index
The Utilities Select Sector Index

Each Select Sector Index was developed and is maintained in accordance with the following criteria:

•	Each of the component stocks in a Select Sector Index (the “Component Stocks”) is a constituent company of the S&P 500® Index.

•	The eleven Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

•	Each Select Sector Index is weighted based on the market capitalization of each of the Component Stocks, subject to the following asset diversification requirements: (i) the market capitalization-based weighted value of any single Component Stock measured on the last day of a calendar quarter may not exceed 24% of the total value of its respective Select Sector Index; and (ii) the sum of companies with weights greater than 4.8% cannot exceed 50% of the total index weight.

Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See “—S&P 500® Index” above. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

Component Stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

S&P 500® Growth Index

The S&P® 500 Growth Index is a subset of the S&P® 500 Index, is published by S&P Dow Jones Indices LLC (“S&P”) and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “growth” end of the growth-value spectrum. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

Methodology. The S&P 500 Growth Index is one of the S&P Style Indices. The S&P Style Indices methodology was developed to measure growth and value characteristics based on six different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500® Index across three growth factors and three value factors. The growth factors include three-year change in net earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio. After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively. All 500 companies are then ranked twice, once by growth and once by value. These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank. Companies in the top 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P 500 Growth Index. Companies in the bottom 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P 500 Value Index. Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups. This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500® Index. Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December. The S&P 500 Growth Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology. For more information on the S&P 500® Index, see “—S&P 500® Index” above.

S&P 500® Value Index

The S&P® 500 Value Index is a subset of the S&P® 500 Index, is published by S&P Dow Jones Indices LLC (“S&P”) and is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P® 500 Index that have been identified as being on the “value” end of the growth-value spectrum. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

Methodology. The S&P 500 Value Index is one of the S&P Style Indices. The S&P Style Indices methodology was developed to measure growth and value characteristics based on six different growth and value factors, while reflecting the fact that some companies exhibit neither strong growth nor value attributes.

S&P measures growth and value of each of the companies included in the S&P 500® Index across three growth factors and three value factors. The growth factors include three-year change in earnings per share over price per share, three year sales per share growth rate and momentum (12-month percent price change). The value factors include book value to price ratio, earnings to price ratio and sales to price ratio. After standardizing the factor scores, each company is assigned a growth score and a value score by averaging its individual growth and value factor scores, respectively. All 500 companies are then ranked twice, once by growth and once by value. These companies are sorted in ascending order of the ratio of each company’s growth rank divided by its value rank. Companies in the top 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P 500 Growth Index. Companies in the bottom 33% of this list as measured by weight in the S&P 500® Index have all of their market capitalization assigned to the S&P 500 Value Index. Companies in the middle 34% of this list have their market capitalization distributed between the growth and value style indices according to the deviation of their growth and value score from the average score in each of the two groups. This methodology results in some companies being members of both the growth and value indices, but because the market capitalization of these companies is split between the two indices, the summed total capitalization of the growth and value indices equals the total capitalization of the parent index, the S&P 500® Index. Growth scores and value scores are reviewed and indices are rebalanced once a year on the third Friday of December. The S&P 500 Value Index is calculated following S&P’s market capitalization-weighted, divisor-based index methodology. For more information on the S&P 500® Index, see “—S&P 500® Index” above.

S&P 100® Index

The S&P 100® Index is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”). S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

The S&P 100 Index is a subset of the S&P 500® Index and comprises 100 leading U.S. stocks with exchange-listed options. Constituents of the S&P 100 Index are selected for sector balance. The calculation of the value of the S&P 100 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 100 companies (the “S&P 100 Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 100 similar companies during the base period. The “Market Value” of any S&P 100 Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P 100 Component Stock.

The S&P 100 Index was originally developed by the Chicago Board Options Exchange (CBOE), which later transferred the S&P 100 Index to S&P for management. S&P’s U.S. Index Committee, which oversees the S&P 500® Index and other S&P equity indices, maintains the S&P 100 Index. Because the S&P 100 Index is derived from the S&P 500® Index, the S&P 100 Index stocks are also subject to the published S&P 500 criteria for additions and deletions. In addition, only companies included in the S&P 500® Index are eligible for inclusion in the S&P 100 Index. All stocks added to the S&P 100 Index must maintain exchange-listed options. Stocks included in the S&P 100 Index must also meet the S&P U.S. Index Committee’s guidelines for sector representation. The sector composition of the S&P 100 Index has remained comparable to the sector composition of the S&P 500® Index. The S&P U.S. Index Committee may remove a company from the S&P 100 Index if the company does not meet the inclusion qualifications or if the index becomes unbalanced in its sector representation. The S&P U.S. Index Committee may also remove any company that violates any of the S&P 500 criteria.

Beginning September 21, 2012, all share-holdings with a position greater than 5% of a stock’s outstanding shares, other than holdings by “block owners,” are removed from the float for purposes of calculating the S&P 100 Index. Generally, these “control holders” include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, are ordinarily considered to be part of the float.

The S&P 100 Index is calculated using a base-weighted aggregate methodology where the level of the S&P 100 Index reflects the total Market Value of all 100 S&P 100 Component Stocks relative to the S&P 100 Index’s base period.

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The daily calculation of the S&P 100 Index is computed by dividing the total Market Value of the S&P 100 Component Stocks by a number called the “S&P 100 Index Divisor.” By itself, the S&P 100 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 100 Index, it is the only link to the original base period value of the S&P 100 Index. The S&P 100 Index Divisor keeps the S&P 100 Index comparable over time and is the manipulation point for all adjustments to the S&P 100 Index (“S&P 100 Index Maintenance”).

S&P 100 Index Maintenance includes monitoring and completing adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock-price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P 100 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 100 Index require a S&P 100 Index Divisor adjustment. By adjusting the S&P 100 Index Divisor for the change in total Market Value, the value of the S&P 100 Index remains constant. This helps maintain the value of the S&P 100 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 100 Index does not reflect the corporate actions of individual companies in the S&P 100 Index. All S&P 100 Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P 100 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 100 Index and do not require S&P 100 Index Divisor adjustments.

The table below summarizes the types of S&P 100 Index maintenance adjustments and indicates whether or not a S&P 100 Index Divisor adjustment is required:

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment.	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation	Yes

assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Stock splits and stock dividends do not affect the S&P 100 Index Divisor of the S&P 100 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 100 Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P 100 Index Divisor has the effect of altering the Market Value of the S&P 100 Component Stock and consequently of altering the aggregate Market Value of the S&P 100 Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 100 Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 100 Component Stock, a new S&P 100 Index Divisor (“New S&P 100 Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 100 Divisor

New S&P 100 Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P 100 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 100 Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P 100 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 100 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 100 Index.

S&P MidCap 400® Index

The S&P MidCap 400® Index (the “S&P MidCap Index”) is published by S&P Dow Jones Indices LLC (“S&P”) and is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

The S&P MidCap Index tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $2.4 billion to $8.2 billion. This range is reviewed from time to time to ensure consistency with market conditions. The calculation of the value of the S&P MidCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 400 companies (the “S&P Midcap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 400 similar companies during the base period of June 28, 1991. The “Market Value” of any S&P Midcap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P Midcap Component Stock. S&P chooses companies for inclusion in the S&P MidCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P MidCap Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

As of July 31, 2017, securities of companies with multiple share class structures are no longer eligible to be added to the S&P MidCap Index, but securities already included in the S&P MidCap Index have been grandfathered and are not affected by this change.

Beginning September 21, 2012, all share-holdings with a position greater than 5% of a stock’s outstanding shares, other than holdings by “block owners,” are removed from the float for purposes of calculating the S&P MidCap Index. Generally, these “control holders” include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, are ordinarily considered to be part of the float.

The S&P MidCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P MidCap Index reflects the total Market Value of all 400 S&P Midcap Component Stocks relative to the S&P MidCap Index’s base period of June 28, 1991 (the “Base Period”). An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Midcap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation June 28, 1991=100. In practice, the daily calculation of the S&P MidCap Index is computed by dividing the total Market Value of the S&P Midcap Component Stocks by a number called the “S&P MidCap Index Divisor.” By itself, the S&P MidCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P MidCap Index, it is the only link to the original base period value of the S&P MidCap Index. The S&P MidCap Index Divisor keeps the S&P MidCap Index comparable over time and is the manipulation point for all adjustments to the S&P MidCap Index (“S&P MidCap Index Maintenance”). S&P MidCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P MidCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P MidCap Index require a S&P MidCap Index Divisor adjustment. By adjusting the S&P MidCap Index Divisor for the change in total Market Value, the value of the S&P MidCap Index remains constant. This helps maintain the value of the S&P MidCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P MidCap Index does not reflect the corporate actions of individual companies in the S&P MidCap Index. All S&P MidCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P MidCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P MidCap Index and do not require S&P MidCap Index Divisor adjustments.

The table below summarizes the types of S&P MidCap Index maintenance adjustments and indicates whether or not a S&P MidCap Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment.	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes

Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the S&P MidCap Index Divisor of the S&P MidCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Midcap Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P MidCap Index Divisor has the effect of altering the Market Value of the S&P Midcap Component Stock and consequently of altering the aggregate Market Value of the S&P Midcap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P MidCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P Midcap Component Stock, a new S&P MidCap Index Divisor (“New S&P MidCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	= Pre-Event Index Value
New S&P MidCap Divisor

New S&P MidCap Divisor =	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P MidCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P MidCap Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when, the share totals of companies in the S&P MidCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P MidCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P MidCap Index.

S&P SmallCap 600® Index

The S&P SmallCap 600® Index (the “S&P SmallCap Index”) is published by S&P Dow Jones Indices LLC (“S&P”) and is intended to provide a benchmark for performance measurement of the small capitalization segment of the U.S. equity markets. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC.

The S&P SmallCap Index tracks the stock price movement of 600 companies with small market capitalizations, primarily ranging from $600 million to $2.4 billion. This range is reviewed from time to time to ensure consistency with market conditions. The calculation of the value of the S&P SmallCap Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 600 companies (the “S&P SmallCap Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 600 similar companies during the base period of December 31, 1993 (the “Base Period”). The “Market Value” of any S&P SmallCap Component Stock is the product of the market price per share and the number of the then outstanding shares of such S&P SmallCap Component Stock. S&P chooses companies for inclusion in the S&P SmallCap Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the small capitalization segment of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P SmallCap Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.

As of July 31, 2017, securities of companies with multiple share class structures are no longer eligible to be added to the S&P SmallCap Index, but securities already included in the S&P SmallCap Index have been grandfathered and are not affected by this change.

Beginning September 21, 2012, all share-holdings with a position greater than 5% of a stock’s outstanding shares, other than holdings by “block owners,” are removed from the float for purposes of calculating the S&P SmallCap Index. Generally, these “control holders” include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock or government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. Holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, are ordinarily considered to be part of the float.

The S&P SmallCap Index is calculated using a base-weighted aggregate methodology: the level of the S&P SmallCap Index reflects the total Market Value of all 600 S&P SmallCap Component Stocks relative to the S&P SmallCap Index’s Base Period. An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P SmallCap Component Stocks during the Base Period has been set equal to an indexed value of 100. This is often indicated by the notation December 31, 1993=100. In practice, the daily calculation of the S&P SmallCap Index is computed by dividing the total Market Value of the S&P SmallCap Component Stocks by a number called the “S&P SmallCap Index Divisor.” By itself, the S&P SmallCap Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P SmallCap Index, it is the only link to the original base period value of the S&P SmallCap Index. The S&P SmallCap Index Divisor keeps the S&P SmallCap Index comparable over time and is the manipulation point for all adjustments to the S&P SmallCap Index (“S&P SmallCap Index Maintenance”). S&P SmallCap Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spinoffs.

To prevent the value of the S&P SmallCap Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P SmallCap Index require a S&P SmallCap Index Divisor adjustment. By adjusting the S&P SmallCap Index Divisor for the change in total Market Value, the value of the S&P SmallCap Index remains constant. This helps maintain the value of the S&P SmallCap Index as an accurate barometer of stock market performance and ensures that the movement of the S&P SmallCap Index does not reflect the corporate actions of individual companies in the S&P SmallCap Index. All S&P SmallCap Index Divisor adjustments are made after the close of trading and after the calculation of the index closing value of the S&P SmallCap Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P SmallCap Index and do not require S&P SmallCap Index Divisor adjustments.

The table below summarizes the types of S&P SmallCap Index maintenance adjustments and indicates whether or not a S&P SmallCap Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment.	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an	Yes

IWF.
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering

Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.

Yes

Stock splits and stock dividends do not affect the S&P SmallCap Index Divisor of the S&P SmallCap Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P SmallCap Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the S&P SmallCap Index Divisor has the effect of altering the Market Value of the S&P SmallCap Component Stock and consequently of altering the aggregate Market Value of the S&P SmallCap Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P SmallCap Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected S&P SmallCap Component Stock, a new S&P SmallCap Index Divisor (“New S&P SmallCap Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P SmallCap Divisor

New S&P SmallCap Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the S&P SmallCap Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P SmallCap Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the S&P SmallCap Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P SmallCap Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P SmallCap Index. In addition, any changes over 5% in the current common shares outstanding for the S&P SmallCap Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P SmallCap Index Divisor.

S&P/ASX 200 Index

The S&P/ASX 200 Index is Australia’s large capitalization tradable equity index and Australia’s institutional benchmark. The S&P/ASX 200 Index was introduced in April 2000 and is maintained by the S&P Australian Index Committee (the “ASX Committee”), a team of representatives from both S&P and the Australian Securities Exchange. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC, the former owner of the S&P/ASX 200 Index.

Composition and Maintenance. The S&P/ASX 200 Index is composed of the 200 largest index-eligible stocks listed on the ASX by float-adjusted market capitalization. As of April 2020, the S&P/ASX 200 represented approximately 80% of the Australian equity market by capitalization. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size.

The S&P/ASX 200 Index is a float-adjusted index. Under float adjustment, the share counts used in calculating the S&P/ASX 200 Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.

The S&P/ASX 200 Index weights companies according to the Global Industry Classification Standard (GICS®), which creates uniform ground rules for replicable, custom tailored, industry focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index. The S&P/ASX 200 Index constituents are rebalanced quarterly to ensure adequate market capitalization and liquidity. Both market capitalization and liquidity are assessed using the previous six months’ worth of data. Shares and Investable Weight

Factors (“IWFs”) updates are also applied regularly. Quarterly review changes take effect after the market close on the third Friday of March, June, September and December. The index committee may change the date of a given rebalancing for reasons including market holidays occurring on the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Only stocks listed on the Australian Securities Exchange (“ASX”) are considered for inclusion in the S&P/ASX 200 Index. Stocks are assessed based on the stock price history (last six months), latest available shares on issue and the IWF. The IWF is a variable that is primarily used to determine the available float of a security for ASX listed securities. Only stocks that are actively and regularly traded are considered for inclusion in the S&P/ASX 200 Index. A stock’s liquidity is measured relative to its size peers. There must be relative liquidity of at least 50% for a stock to warrant inclusion in the S&P/ASX 200 Index.

Index Calculation. The S&P/ASX 200 Index has a base value of 3000. Calculation for the S&P/ASX 200 Index is based on stock prices taken from the ASX. The official daily index closing values for price and accumulation indices, are calculated after the market closes and are based on the last traded price for each constituent.

Global Industry Classification Standard (GICS)SM and GICSSM are service marks of S&P; and GICS® is a trademark of S&P.

S&P BRIC 40® Index

Launched by S&P on June 20, 2006, the S&P BRIC 40® Index is intended to provide exposure to 40 leading companies from the emerging markets of Brazil, Russia, India and China. There is no minimum number of stocks from the respective four countries that have to be included. All stocks in the S&P BRIC 40 Index trade in developed market exchanges – the Hong Kong Stock Exchange, London Stock Exchange, NASDAQ and/or the NYSE Euronext. The S&P BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC, the former owner of the S&P BRIC 40 Index.

All constituent companies must first be constituents of the S&P/IFCI index series for one of the four countries. The S&P/IFCI indices are designed to measure the type of returns foreign portfolio investors might receive from investing in emerging market stocks that are legally and practically available to them. Constituents for the S&P/IFCI series are chosen based on size, liquidity, and their legal and practical availability to foreign institutional investors. The S&P/IFCI indices are calculated on a daily basis for each country.

The process of selecting the 40 companies is as follows. All constituents of the S&P/IFCI country indices for Brazil, Russia, India and China constitute the initial selection universe. All companies that do not have a developed market listing are removed from the list. Companies with a float-adjusted market capitalization of less than $1 billion ($750 million for current constituents) and/or an average three-month daily trading volume of less than $5 million ($4 million for current constituents) are removed. In addition, if a company has multiple share classes, the share class with the lower liquidity is removed. The remaining stocks are sorted in decreasing order of their float-adjusted market capitalization, and the top forty become index members.

The S&P BRIC 40 Index is rebalanced once a year after the close of the third Friday of December. The reference date for additions and deletions is the third Friday of November. No companies are added between rebalancings, but a company can be deleted during that time due to corporate events such as mergers, acquisitions, takeovers or de-listings. In addition, a mid-year review is carried out to ensure the index’s representation is current and up to date. A semi-annual rebalancing will occur after the market close of the third Friday in June only if three of the biggest 30 stocks from the eligible universe are not in the index at the mid-year review.

An Index Committee (the “S&P BRIC 40 Index Committee”) maintains the S&P BRIC 40 Index, meeting regularly. The committee members are full-time professionals of S&P’s staff. At each meeting, the S&P BRIC 40 Index Committee reviews pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, and any significant market events. In addition, the S&P BRIC 40 Index Committee can revise index policy covering rules for selecting companies, share counts, the liquidity and market cap thresholds or other matters.

The S&P BRIC 40 Index is calculated in U.S. dollars and Euros. Local market prices are converted using the Reuters/WM London closing. The pricing of individual index constituents is taken from their listing in the developed market exchange in which it trades. If a stock trades on more than one developed market exchange, the listing from the market with the most liquidity is taken.

As of July 30, 2020, 72.7% of the S&P BRIC 40 Index weight was made up by Chinese stocks, 10.6% by Russian stocks, 9.4% by Indian stocks and 7.3% by Brazilian stocks. As of the same date, the largest sectors of the S&P BRIC 40 Index were financials (composing 31.7% of index weight), communication services (composing 23.1% of index weight), consumer discretionary (composing 22.8% of index weight), energy (composing 10.8% of index weight), information technology (composing 4.5% of index weight), materials (composing 3.7%), real estate (composing 1.7% of index weight), consumer staples (composing 0.9% of index weight), and health care (composing 0.8% of index weight).

Once the constituent companies are identified, S&P utilizes a modified market capitalization weighing procedure to determine the composition of the S&P BRIC 40 Index. In short, at rebalancing, the starting weight of each stock is proportional to its available market capitalization, which accounts for available float and investment restrictions for foreign investors. Modifications are made, if required, to ensure that no stock has a weight of more than 10% in the index. In addition, changes are made to ensure that the minimum initial portfolio size for 1-day trade (based on recent trading volume) will be at least $600 million.

The index is calculated by means of the divisor methodology used in all S&P’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor	(1)

(2)

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(3)

Therefore,

(Divisor) after rebalancing = (Index Value) after rebalancing / (Index Market Value) before rebalancing	(4)

The table below summarizes the types of Index maintenance adjustments and indicates whether or not an Index Divisor Adjustment is required.

Corporate Action	Adjustment made to index	Divisor Adjustment Required?
Spin-off	In general, both the parent company and spin-off companies will remain in the index until the next index rebalancing, regardless of whether they conform to the theme of the index. When there is no market-determined price available for the spin, the spin is added to the index at zero price at the close of the day before the ex-date.	No
Rights Offering	The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Offering/Rights Ratio). Index Shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split, Reverse Stock Split	Index Shares are multiplied by and price is divided by the split factor.	No
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No

Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	There are no intra-rebalancing additions.	–
	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.	Yes

S&P Global Infrastructure Index

The S&P Global Infrastructure Index, which is calculated, maintained and published by S&P Dow Jones Indices LLC (“S&P”), consists of 75 component stocks of the largest publicly listed infrastructure companies from both developed and emerging markets, selected to provide liquid exposure to the leading publicly listed companies in the global infrastructure industry. The S&P BRIC 40 Index uses a particular selection procedure for its component stocks, and a modified market capitalization weighting scheme, both discussed in further detail below. S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC, the former owner of the S&P Global Infrastructure Index.

Eligibility Criteria. The principal universe from which the S&P Global Infrastructure Index is drawn is the S&P Global Broad Market Index (BMI). The BMI comprises all investable, index eligible countries in the world that meet minimum size and liquidity requirements. As of July 30, 2020, there are 11,807 index members representing 25 Developed and 25 Emerging Market countries.

The infrastructure clusters are chosen based on the Global Industry Classification Standard (“GICS®”), as follows:

GICS	Description	Infrastructure Cluster
10102040	Oil & Gas Storage & Transportation	Energy
20305010	Airport Services (Excludes companies whose primary source of revenue is Food & Beverages or Merchandise Sales)	Transportation
20305020	Highways & Railtracks
20305030	Marine Ports & Services (Excludes companies whose primary source of revenue is logistics)
55101010	Electric Utilities	Utilities
55102010	Gas Utilities
55103010	Multi Utilities
55104040	Water Utilities
55105010	Independent Power Producers & Energy Traders (Only companies considered to be Independent Power Producers are eligible. The index excludes Gas & Power Marketing & Trading Specialist and/or integrated Energy Merchants)
55105020	Renewable Electricity

Companies belonging to the above GICS sub-industries become the universe for the S&P Global Infrastructure Index. The universe is then narrowed down to an investable set of stocks based on the following criteria:

Market Capitalization. Stocks must have a total market capitalization above a Market Capitalization Threshold as of the reference date of each year. The Market Capitalization Threshold is currently US$250 million for developed market listings.

Liquidity. Stocks must have three-month average daily trading value above a Liquidity Threshold as of the reference date of each year. The Liquidity Threshold is currently US$1 million for developed markets and US$500,000 for emerging markets.

Domicile and Location of Trading. The stocks must be trading on a developed market exchange.

Stocks meeting these criteria form the Investable Universe.

Index Construction. The S&P Global Infrastructure Index methodology employs a modified market capitalization-weighting scheme, using the divisor methodology used in most S&P equity indices. There are two steps in the creation of the index. The first is the selection of the 75 companies; the second is the weighting of the index constituents.

The selection of the S&P Global Infrastructure index constituents starts by classifying all stocks in the Investable Universe as being in one of the three clusters: Energy, Transportation or Utilities. Then 15 emerging market stocks are chosen based on the highest float-adjusted market capitalization of the parent company, with no more than 10 chosen for any one cluster. The remaining 60 stocks are the 60 largest developed market stocks, based on float-adjusted market capitalization. The developed market stocks are chosen such that there total 30 transportation, 30 utilities and 15 energy infrastructure companies in the index.

In the event of fewer than 75 qualifying stocks that meet the distribution criteria above, the Index Committee may allow lower float-adjusted market capitalization emerging market stocks to be included until the count reaches 75.

Constituent Weightings. The S&P Global Infrastructure index follows a modified capitalization-weighted scheme that reduces single stock concentration and balances exposure across the clusters. More specifically, a constituent’s weight is based on a combination of its market capitalization and cluster weight, and then such weight is gradually reduced to a maximum of 5%. At rebalancing, the Utilities and Transportation Infrastructure Clusters have a weight of 40% each and the Energy Infrastructure cluster has a weight of 20%. No single stock has a weight of more than 5%.

Index Calculations. The index is calculated by means of the divisor methodology used in all S&P’s equity indices. The index value is simply the index market value divided by the index divisor:

Index Value = Index Market Value / Index Divisor	(1)

To calculate a modified market cap weighted index, the Index Market Value for each stock used in the calculation of the index is redefined so that each index constituent has the appropriate user-defined weight in the index at each rebalancing date.

In order to maintain basket series continuity, it is also necessary to adjust the divisor at the rebalancing.

(Index Value) before rebalancing = (Index Value) after rebalancing	(2)

Therefore,

(3)

Index Maintenance. Throughout the year, the market capitalization of the S&P Global Infrastructure Index constituent stocks varies. In order to maintain the maximum weight of 5% per constituent, the S&P Global Infrastructure Index must be rebalanced. Rebalancing occurs semi-annually after the closing of the last trading dates of March and September of each year when membership and initial constituent weights are set. There are no intra-year index additions, and intra-year deletions occur only because of delistings. Also at that time, the maximum weight applicable to the stocks may be changed depending upon market circumstances.

In order to obtain basket series continuity, it is also necessary to adjust the divisor at the rebalancing. The table below summaries the types of S&P Global Infrastructure Index maintenance adjustments and indicates whether or not a S&P Global Infrastructure Index Divisor adjustment is required:

Corporate Action	Adjustment made to index	Divisor Adjustment Required?
Spin-off	All spun-off companies are added to and remain in the index until the subsequent rebalancing.	No
Rights Offering	The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Offering/Rights Ratio). Index Shares change so that the company’s weight remains the same as its weight before the rights offering.	No
Stock Dividend, Stock Split,	Index Shares are multiplied by and price is	No

Reverse Stock Split	divided by the split factor.
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	There are no intra-rebalancing additions.	–
	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will cause the weights of the rest of the stocks in the index to change. Relative weights will stay the same.	Yes

S&P Latin America 40® Index

The S&P Latin America 40® Index (the “Latin America Index”) is intended to be a measure of the Latin American economy. The index constituents are leading, large, liquid, blue chip companies from the Latin American markets, capturing 70% of their total market capitalization. The Latin America Index is drawn from five major Latin American emerging markets – Brazil, Chile, Colombia, Mexico and Peru. Prices for the Latin America Index are collected in local currencies and index values are released in U.S. dollars. The Latin America Index was developed by S&P Dow Jones Indices LLC (“S&P”) and is calculated, maintained and published by S&P. The Latin America Index is maintained by an index committee (the S&P Index Committee). S&P is a joint venture between S&P Global, Inc. (73% owner) and CME Group Inc. (27% owner), owner of CME Group Index Services LLC, the former owner of the Latin America Index.

The Latin America Index includes the stocks that are among the largest in terms of market capitalization from companies located in Brazil, Chile, Colombia, Mexico and Peru (the “Component Stocks”). A stock’s domicile is determined based on criteria that include headquarters of the company, registration, listing of the stock, place of operations, and residence of the senior officers. A stock’s weight in the Latin America Index is determined by the float-adjusted market capital of the stock. An investable weight factor (“IWF”) is applied to each constituent’s share count used for index calculation. Each company’s IWF is adjusted for holdings by governments, corporations, strategic partners and other private individuals.

All common and preferred shares (of an equity and not a fixed income nature) are eligible for inclusion in the Latin America Index. Convertible stock, bonds, warrants, rights and preferred stock that provide a guaranteed fixed return are not eligible.

An index addition generally is made only if a vacancy is created by an index deletion. Index additions are made according to market size and liquidity, with a view to preserving regional, country, and sector representation in the index. An initial public offering (IPO) is added to the index only when an appropriate vacancy occurs and is subject to proven liquidity for at least six months. An exception may be made for extraordinary large global offerings where expected trading volume justifies inclusion.

Deletions can occur due to acquisitions, mergers and spin offs or due to bankruptcies or suspension. The latter is removed from the index at the best available price in the market. In some cases, stocks will be removed at $0.01 in recognition of constraints faced by investors in trading bankrupt or suspended stocks. Imposition of restrictive foreign investments in the sector or country within any of the countries will be handled expeditiously to allow investors to exit the sector or country in the least unfavorable manner.

The daily calculation of the Latin America Index is computed by dividing the total Market Value of the Component Stocks by a number called the “Index Divisor.” The “Market Value” of any Component Stock is the product of the market price per share and the number of the then outstanding shares of such Component Stock. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the Latin America Index, it is the only link to the original base value of the Latin America Index. The Index Divisor keeps the Latin America Index comparable over time and is the manipulation point for all adjustments to the Latin America Index (“Index Maintenance”). Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spinoffs.

All share changes of 5% and over are done at the effective date, or as soon as reliable information is available. Changes of less than 5% are applied on the third Friday of March, June, September and December. Similarly, changes reflecting float adjustment are applied if they cause a capitalization change of 5% or over. Changes of less than this are applied at the annual review in September.

Changes in the Latin America Index value reflect changes in the total market capitalization of the Latin America Index that are caused by price movements in the market. They do not reflect changes in the market capitalization of the index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers or acquisitions.

To prevent the value of the Latin America Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the Latin America Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the value of the Latin America Index remains constant. This helps maintain the value of the Latin America Index as an accurate barometer of stock market performance and ensures that the movement of the Latin America Index does not reflect the corporate actions of individual companies in the Latin America Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the Latin America Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the Latin America Index and do not require Index Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment Required
Company Added/Deleted	Net change in market value determines the divisor adjustment.	Yes
Change in Shares Outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock Split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from the index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in Investable Weight Factor (IWF)	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special Dividends	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights Offering	Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price. The calculation assumes that the offering is fully subscribed. Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.	Yes

Stock splits and stock dividends do not affect the Index Divisor of the Latin America Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the Component Stock. Corporate actions (such as stock splits, stock dividends, spin-offs and rights offerings) are implemented after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are made on the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the Component Stock and consequently of altering the aggregate Market Value of the Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the Latin America Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the Index companies. Changes in a company’s total shares outstanding of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are made as soon as reasonably possible. Other changes of 5% or more are made weekly, and are announced on Fridays for implementation after the close of trading the following Friday (one week later). All other changes of less than 5% are accumulated and made quarterly on the third Friday of March, June, September, and December when the share totals of companies in the Latin America Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the Latin America Index.

Swiss Market Index

The Swiss Market Index, which we refer to as the SMI, was introduced on June 30, 1988 with a baseline value of 1500 points at that date. The SMI is updated in real time after each transaction.

Composition and Maintenance. The SMI is comprised of the 20 largest, most liquid equities of the Swiss Performance Index (SPI). The SMI stocks are weighted within the SMI according to their free float market capitalization, and the SMI contains about 80% of the free float market capitalization of the Swiss equity market.

The composition of SMI is reviewed annually, and in order to ensure a high degree of continuity in the composition of the SMI, the component stocks are subject to a special procedure for adding them to the SMI or removing them based on free float market capitalization and liquidity. The resulting adjustments to the index are made regularly once a year.

Admission to and exclusion from the index composition will be made once a year after prior notice of at least two months on the third Friday in September after close of trading. The number of securities and free-float shares are adjusted on four ordinary adjustment dates a year: after the close of trading on the third Friday in March, June, September, and December.

Capped Weightings and Intra-Quarter Breaches. The weight of any index component that exceeds a weight of 18% within the SMI is reduced to that value at each quarterly index review. The difference of the capped weight is distributed proportionally across the other SMI components. The components are also capped to 18% as soon as any two SMI components exceed an aggregate weight of 20%. If such an intra-quarter breach is observed after the close of the markets, a new calculation of the cap factors is executed immediately and communicated to the market in order to ensure that the maximum weight per constituent is capped at 18% for the opening on the next day.

In order to achieve a capped weighting while attempting to not cause market distortion, a stepwise reduction is conducted based on the normal index reviews, and a transition period is put into effect until no SMI component has a weight of greater than 18%. This stepwise reduction ensures that no change in the weighting from one review to the next exceeds 3%. In case of an intra-quarter breach where two SMI component weights exceed 20% in the aggregate, the weights are limited to the last defined weights as of the prior review.

Index Calculation. The SMI is calculated according to the Laspeyres formula using a weighted arithmetic mean of a defined selection of securities. The current index level is calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor.

The securities are not in any way sponsored, endorsed, sold or promoted by SIX Swiss Exchange and SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI® index (the “SMI”) and/or the figures at which the said Index stands at any particular time on any particular day or otherwise. The SMI is compiled and calculated solely by SIX Swiss Exchange. However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein.

SMI® is a registered trademark of SIX Swiss Exchange.

Tokyo Stock Price Index

The Tokyo Stock Price Index (the “TOPIX Index®”) is published by Tokyo Stock Exchange, Inc. (“TSE”). The TOPIX Index was developed by the TSE. Publication of the TOPIX Index began on July 1, 1969, based on a base index value of 100 as of January 4, 1968. The TOPIX Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

The component stocks of the TOPIX Index consist of all domestic common stocks listed on the First Section of the TSE. The TOPIX Index measures changes in the aggregate market value of these stocks. The TSE domestic stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

The TOPIX Index is a free float adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the Free-Float Weight (“FFW”) to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX Index, and can add, delete or substitute the stocks underlying the TOPIX Index or make other methodological changes that could change the value of the TOPIX Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section.

The TOPIX Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of common shares listed on the First Section of the TSE at the same instance (as adjusted by multiplying the FFW)) (the “TOPIX Current Market Value”) by the base market value (i.e., the TOPIX Current Market Value on the base date) (the “TOPIX Base Market Value”).

The calculation of the TOPIX Index can be represented by the following formula:

TOPIX Index	=	TOPIX Current Market Value	×	100
TOPIX Base Market Value

In order to maintain continuity, the TOPIX Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX Index. Such factors include, without limitation: new listings; delistings; new share issues either through public offerings or through rights offerings to shareholders; issuance of shares as a consequence of exercise of convertible bonds or warrants; and transfer of listed securities from the First Section to the Second Section of the TSE.

The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount)
TOPIX Base Market Value before adjustment		TOPIX Base Market Value after adjustment

Where, adjustment amount is equal to the changes in the number of shares included in the calculation of the index multiplied by the price of those shares used for the purposes of the adjustment.

Therefore,

New TOPIX Base Market Value	=	Old TOPIX Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount)
Adjusted Market Value on Adjustment Date

The TOPIX Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the TOPIX Current Market Value or any stock underlying the TOPIX Index, the TOPIX Base Market Value is adjusted in such a way that the new value of the TOPIX Index will equal the level of the TOPIX Index immediately prior to such change.

No adjustment is made to the TOPIX Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

(i)       The TOPIX Index Value and the TOPIX Trademarks are subject to the intellectual property rights owned by the TSE and the TSE owns all rights relating to the TOPIX Index, such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Trademarks.

(ii)      The TSE shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Trademarks or cease the use thereof.

(iii)     The TSE makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX Index Value and the TOPIX Trademarks or as to the figure at which the TOPIX Index Value stands on any particular day.

(iv)     The TSE gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the TSE shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value.

(v)     The securities are in no way sponsored, endorsed or promoted by the TSE.

(vi)     The TSE shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public.

(vii)    The TSE neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the securities, for calculation of the TOPIX Index Value.

(viii)   Including but not limited to the foregoing, the TSE shall not be responsible for any damage resulting from the issue and sale of the securities.

“TOPIX®” and “TOPIX Index®” are trademarks of the TSE. The securities have not been passed on by the TSE as to their legality or suitability. The securities are not issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE SECURITIES.

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX® Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX® Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX® Index, and these limitations, in turn, may adversely affect the value of the securities.

WilderHill Clean Energy Index

The WilderHill Clean Energy Index (the “Clean Energy Index”) is a modified equal dollar weighted index comprised of publicly traded companies in the clean energy sector: specifically, businesses that stand to benefit substantially from a societal transition toward use of cleaner energy and conservation. Stocks and sector weightings within the Clean Energy Index are based on their significance for clean energy, technological influence and relevance to preventing pollution. The Clean Energy Index is rebalanced quarterly. The Clean Energy Index divisor was initially determined to yield a benchmark value of 100.00 at the close of trading December 30, 2002. The Clean Energy Index was created by and is a trademark of Wildershares, LLC, the index provider.

Index Construction

(1)	The Clean Energy Index uses modified equal dollar weighting. No single stock may exceed 4% of the total index weight at the quarterly rebalancing.

(2)	For a stock to be included in the selection universe, a company must be identified as one which has a significant exposure to clean energy, or contribute to the advancement of clean energy or be important to the development of clean energy.

•	Companies in the Clean Energy Index generally (i) help prevent pollutants such as carbon dioxide, nitrous oxide, sulfur oxide or particulates–avoiding carbon or contaminants that harm oceans, land, air or ecosystems structure, (ii) work to further renewable energy efforts and do so in ecologically and economically sensible ways and (iii) incorporate precautionary principles into their pollution prevention and clean energy efforts.

•	Companies composing the Clean Energy Index generally will not have their most significant interests in the highest-carbon fuels: oil or coal.

•	Large companies with interests outside clean energy may be included if they are significant to this sector.

(3)	Market capitalization for the majority of the stocks constituting the Clean Energy Index is $200 million and above. To account for notable but smaller companies sometimes significant to the clean energy field, a minority of the stocks constituting the Clean Energy Index may have market capitalizations between $50 million and $200 million.

(4)	Stocks in the Clean Energy Index generally follow these guidelines:

•       have three-month average market capitalization of at least $50 million;

•       have a three-month average closing price above $1.00;

•       be listed on a major U.S. exchange such as the New York Stock Exchange, NYSE MKT or The NASDAQ Stock Market and, if a foreign company, have their American Depository Receipts listed on one of these exchanges;

•       reach minimum average daily liquidity requirements for sufficient trade volume.

Calculation Methodology

The Index is calculated using a modified equal dollar weighting methodology. Component securities and weights are determined by their respective sector (as set out below) and size. Each sector is assigned an aggregate weight within the Clean Energy Index. Component companies with less than $200 million in total market capitalization are set to one-half of a percent (0.5%). The remaining components in each sector are equally weighted by using the sector weightings minus the sum of the weights of those companies with less than $200 million in market capitalization. Sector weightings were initially determined by the index provider and are reviewed each quarter in conjunction with the scheduled quarterly review of the Clean Energy Index. The component’s weighting cannot exceed four percent (4%) of the Clean Energy Index at the time of each quarterly rebalancing.

Stock Universe

Companies selected generally include those focusing on technologies for greener, renewable energy. The Clean Energy Index includes companies that contribute to advancement of clean energy, including those developing and selling energy technologies and energy management services designed to address efficiency and environmental challenges as well as changes in fossil fuel resource abundance. Trends affecting adoption of clean energy technologies include (but are not limited to) conventional air pollution, carbon dioxide and other greenhouse gas pollution leading to global warming, and risks to centralized grid or other energy infrastructure.

There is a strong bias in favor of pure play companies focused on technologies in (i) renewable energy including solar, and wind power; (ii) improving energy efficiency; (iii) advanced energy storage; (iv) cleaner fuels and biofuels; or (v) innovative power delivery, materials, energy conversion including fuel cells and related industries. Companies in emerging clean energy fields, such as hydroelectric, geothermal, wave, tidal, and others, will be considered with respect to carbon content, impact upon marine and terrestrial biodiversity, and the degree to which they advance or reflect the clean energy sector.

The Clean Energy Index is currently comprised of companies focused on the following sectors:

Renewable Energy Supplies – Harvesting. These are the producers of energy that is renewably-made, or manufacturers relevant to green energy such as the makers of turbines and rotors used for wind power, makers of solar photovoltaic panels and makers of biofuels derived from renewable vegetable crops. Retailers of clean energy systems are included.

Power Delivery and Conservation. Of importance in clean energy systems are the electronics needed to smooth power outputs, convert Direct Current to Alternating Current and match power loads to output, including inverters, equipment for power conditioning and equipment for the transport, power management of hybrid, hydrogen and fuel cell vehicles. Companies promoting products with energy efficiency and conservation in this sector, including various end-use improvements such as appliance makers designing energy-efficient goods, or products curtailing need for power.

Cleaner Fuels. In the future, hydrogen may become an ‘energy carrier’ by moving power made one place to where it is needed. However, there are numerous daunting technical challenges, including the lack of a hydrogen infrastructure and very high cost. Hydrogen and fuel cells are only in early technical development, not widely commercialized for energy systems, and are still far more costly than fossil fuels.

Energy Storage. This wide-ranging category includes hydrogen storage by compression, hydrides or other means. Most renewable power is not ‘firm’ (meaning not always on, such as solar power that works only by day or wind power just at windy times), and accordingly companies that seek to join renewable power with energy storage systems are considered for including in the Clean Energy Index.

Energy Conversion. These are devices that convert fuels such as hydrogen to electrical power wherever needed. For instance, fuel cells are electrochemical devices that can directly convert a fuel like hydrogen plus air, to desired electricity. They are more efficient and cleaner than the combustion engines that burn fossil fuels.

Greener Utilities. These are utilities in the United States that are explicitly emphasizing cleaner methods of making electric power, including wind, hydro, solar, tidal, and geothermal and others, and these companies are considered for inclusion in the Clean Energy Index.

WisdomTree Japan Hedged Equity Index

The WisdomTree Japan Hedged Equity Index (the “WTIDJH Index”) is a stock index calculated, published and disseminated by WisdomTree Investments, Inc. (“WTI”), and is designed to provide exposure to a segment of the Japanese equity markets while at the same time attempting to mitigate exposure to fluctuations of the Japanese yen relative to the U.S. dollar. The WTIDJH Index consists of dividend-paying companies incorporated in Japan and traded on the Tokyo Stock Exchange that derive less than 80% of their revenue from sources in Japan. By excluding companies that derive 80% or more of their revenue from Japan, the WTIDJH Index is concentrated on dividend-paying companies with a more significant non-Japan revenue base. The companies included in the WTIDJH Index typically have greater exposure to the value of global currencies and, in many cases, their business prospects historically have improved when the value of the Japanese yen has declined and have weakened when the value of the Japanese yen has increased. The WTIDJH Index is a currency hedged version of the WisdomTree Japan Dividend Index (the “WJD Index”), and the selection and weighting methodology for the WTIDJH Index is identical to the selection and weighting methodology used for the WJD Index.

Selection Criteria

To be eligible for inclusion in the WTIDJH Index, component companies must meet the following eligibility requirements established by WTI: (i) payment of at least $5 million in cash dividends on common shares in the annual cycle prior to the annual rebalance of the WTIDJH Index; (ii) market capitalization of at least $100 million as of the rebalance of the WTIDJH Index; (iii) average daily dollar volume of at least $100,000 for the three months preceding the rebalance of the WTIDJH Index; and (iv) trading of at least 250,000 shares per month for each of the six months preceding the rebalance of the WTIDJH Index.

Companies are weighted in the WTIDJH Index based on annual cash dividends paid. At the time of the annual rebalance of the WTIDJH Index, the maximum weight of any single security in the WTIDJH Index is capped at 5% and the maximum weight of any one sector in the WTIDJH Index is capped at 25%. In response to market conditions, security and sector weights may fluctuate above the specified cap between annual rebalance of the WTIDJH Index dates. WTI, as index provider, currently uses old Standard & Poor’s Global Industry Classification Standards, i.e. real estate and financials are aggregated into one sector, to define companies in each sector. The following sectors are included in the WTIDJH Index: consumer discretionary, consumer staples, energy, financials, health care, industrials, information technology, materials, telecommunication services, and utilities. A sector is comprised of multiple industries. For example, the energy sector is comprised of companies in, among others, the natural gas, oil and petroleum industries.

Index Calculation

The WTIDJH Index is a currency hedged version of the WJD Index. The index values of the WJD Index are calculated by aggregating the sum of the product of number of stocks in the WTIDJH Index for a component company, the price of such stock and the cross rate of the Japanese yen against the U.S. dollar. This value is then adjusted by a divisor. By adjusting the divisor, the index value retains its continuity before and after changes in the market capitalization of the share underlying index due to changes in composition, weighting or corporate actions.

The WJD Index is calculated on an end-of-day basis whenever the New York Stock Exchange is open for trading. If trading is suspended while the exchange the component company trades on is still open, the last traded price for that stock is used for all subsequent computations of the WJD Index until trading resumes. If trading is suspended before the opening, the adjusted closing price of the stock from the previous day is used to calculate the WJD Index. Until a particular stock opens, its adjusted closing price from the previous day is used in the computation of the WJD Index.

The WTIDJH Index is a currency hedged version of the WJD Index, and the WTIDJH Index is designed to approximate the investable return available to U.S. based investors that attempts to mitigate currency fluctuations as a source of the international index return.

The WTIDJH Index is calculated on a daily basis and it uses to a WM/Reuters 1-month forward rate to mitigate the effects of currency fluctuations. The precise calculation for the daily hedged currency index is as follows:

Where:

•	Forward Rate = WM/Reuters 1-month forward rate in foreign currency per U.S. dollar

•	Spot Rate = Spot Rate in foreign currency per U.S. dollar.

•	For each month m, there are d= 1, 2, 3, … D calendar days so “md” is day d for month m and “m0” is the last day of month m-1.

•	D = total number of days in month m

Weighting

The WTIDJH Index is a modified capitalization-weighted index that employs a transparent weighting formula to magnify the effect that dividends play in the total return of such index. The initial weight of a component in the WTIDJH Index at the annual reconstitution is derived by multiplying the U.S. dollar value of the annual dividend per share of the company by the number of common shares outstanding for that company (the “Cash Dividend Factor”). Special dividends are not included in the computation of weights of the WTIDJH Index. The Cash Dividend Factor is calculated for every component in the WTIDJH Index and then summed. The weight of each component, at the International Weighting Date, is equal to its Cash Dividend Factor divided by the sum of all Cash Dividend Factors for all the components in that WTIDJH Index. The International Weighting Date is the date on which component weights are set and it occurs immediately after the close of trading on the third Wednesday of June. New component weights take effect before the opening of trading on the first Monday following the third Friday of June.

The weighting of the WTIDJH Index will be modified in the event of the following weighting modification events:

(i)	The maximum weight of any individual component security is capped at 5% on the annual rebalance, prior to the introduction of sector caps. The weights may fluctuate above the specified caps during the year, but will be reset at each annual rebalance date.

(ii)	Where the collective weight of the component securities of the WTIDJH Index whose individual current weights are greater than or equal to 5.0% of the WTIDJH Index is greater than or equal to 50.0% of the WTIDJH Index, the weightings in those component securities will be reduced so that their collective weight equals 40.0% of the WTIDJH Index at the close of the current calendar quarter. All other components in the WTIDJH Index will also be rebalanced to reflect their relative weights before the adjustment.

(iii)	Where a sector achieves a weight that is greater than or equal to 25% of the WTIDJH Index, weight of companies will be proportionally reduced to 25% as of the annual screening date.

Dividend Treatment

Normal dividend payments are reinvested and accounted for in the calculation of the index value of the WTIDJH Index. However, special dividends that are not reinvested in the WTIDJH Index require index divisor adjustments.

Maintenance of the WTIDJH Index

Index maintenance includes monitoring and implementing the adjustments for company deletions, stock splits, stock dividends, spins-offs, or other corporate actions. Some corporate actions, such as stock splits, stock dividends, and rights offerings require changes in the number of stocks of such constituent included in the WTIDJH Index and the stock prices of the component companies in the WTIDJH Index. Some corporate actions, such as stock issuances, stock buybacks, warrant issuances, increases or decreases in dividend per share between reconstitutions, do not require changes in the number of stocks of such constituent included in the WTIDJH Index or in the stock prices of the component companies in the WTIDJH Index. Other corporate actions, such as special dividends and entitlements, may require index divisor adjustments. Any corporate action, whether it requires index divisor adjustments or not, will be implemented after the close of trading on the day prior to the ex-date of such corporate actions. Whenever possible, changes to the components of the underlying index, such as deletions as a result of corporate actions, will be announced at least two business days prior to their implementation date.

Index Divisor Adjustments

Changes in the market capitalization of the WTIDJH Index due to changes in composition, weighting or corporate actions result in a divisor change to maintain the continuity of the WTIDJH Index. Corporate actions that require divisor adjustments will be implemented prior to the opening of trading on the effective date. In certain instances where information is incomplete, or the completion of an event is announced too late to be implemented prior to the ex-date, the implementation will occur as of the close of the following day or as soon as practicable thereafter. For corporate actions not described herein, or combinations of different types of corporate events and other exceptional cases, WTI reserves the right to determine the appropriate implementation method.